PROSPECTUS
Dated June 13, 2016
Lazuriton Nano Biotechnology (U.S.A.) Inc.
40,000,000 Shares of Common Stock
$0.005 per share
Lazuriton Nano Biotechnology (U.S.A.) Inc. (“our”, “we”, “us” the “Company) is offering on a best-efforts basis of as many as 40,000,000 shares of its common stock at a price of $.005 per share. This is the initial offering of our common stock, and no public market exists for the securities being offered. The Company is offering those shares on a “self-underwritten,” best-efforts, basis directly by our president. There is no minimum number of shares required to be purchased by any investor.  Chih-Yuan Hsiao, our president and a member of our board of directors intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Mr. Hsiao or any other person. The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact.  There can be no assurance that all, or any, of the shares offered will be sold.
The offering shall terminate on the earlier of (i) the date when the sale of all 40,000,000 shares is completed or (ii) two hundred seventy (270) days from the effective date the registration statement of which this prospectus is a part. We are a development stage, start-up company. Any investment in the shares offered herein involves significant risks. You should only purchase shares if you can afford a complete loss of your investment.
We may not sell all 40,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.
In the event we do not sell all 40,000,000 shares offered, the amount of money we receive from the sale of those shares which are in fact purchased may be minimal and may not be enough to even pay the costs of this offering.
We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we received from the sale of the shares offered by this prospectus.  Rather, funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. For more information, see the sections titled “PLAN OF DISTRIBUTION”and “USE OF PROCEEDS” herein.
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements. See “Jumpstart Our Business Startups Act” specified herein.
As defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), we are considered a “shell company” as we have (i) nominal assets and operations, and (ii) our assets consist solely of cash and cash equivalents.  Accordingly, we are subject to additional regulatory requirements, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. Refer to the section entitled “RISK FACTORS” beginning on Page 5.

As of the date of this prospectus, we have not sold any Nano fertilizer products nor have we generated any revenue from operations. Our net losses for the fiscal year ended December 31, 2015, were $130,016. During the three months ended March 31, 2016, we have had no revenue and no loss.
BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.  NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) when the registration statement of which this prospectus is a part is declared effective, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB.  There is no assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

PROSPECTUS CONVENTIONS
Except where the context otherwise requires and for purposes of this prospectus only:
•	the terms “we,” “us,” “our,” “issuer,” “the Company,” “our Company” refers to Lazuriton Nano Biotechnology (U.S.A.) Inc., a Nevada corporation;
•	the term “the Manufacturer” refers to Lazuriton Nano Biotechnology Co., Ltd., a Taiwanese corporation;
•	all references to “U.S. dollars”, “dollars”, and “$” are to the legal currency of the United States.
For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.  For example, the name of our president and member of our board of directors is “Chih-Yuan Hsiao,” even though, in Chinese, his name would be presented as “Hsiao Chih-Yuan”.
PROSPECTUS SUMMARY

The Company
The Company was incorporated in the State of Nevada on June 2, 2015.  We are a development stage company with a principal business of marketing, distributing and selling Nano fertilizer products in Asia, with the exception of Taiwan.  The Nano fertilizer products are manufactured by Lazuriton Nano Biotechnology Co., Ltd., a Taiwanese corporation, headquartered in Taiwan (the “Manufacturer”).

Effective December 1, 2015, we entered into a Marketing and Distribution Agreement with the Manufacturer,  whereby the Manufacturer authorizes the Company to market, sell and distribute those Nano fertilizer products manufactured by the Manufacturer and identified in Exhibit A to that Marketing and Distribution Agreement (the “Nano Fertilizer Products”) (the “Marketing Agreement”).  The Marketing Agreement grants the Company a non-exclusive right to market, sell and distribute the Nano Fertilizer Products in Asia, with the exception of Taiwan.  The Marketing Agreement is effective December 1, 2015, and continues for one year thereafter and may renew automatically for periods of one year each, unless one party gives notice to the other party at least 30 days prior to the expiration of that agreement of its intention not to renew.  A copy of the Marketing Agreement is attached as Exhibit 10.1 to that registration statement of which this prospectus is a part.

Our officers and directors hold approximately 89.1% of the Company’s issued and outstanding shares of common stock.  Additionally, our president and a member of our board of directors, Chih-Yuan Hsiao, and our other directors, Yu-Chih Hsiao and Min-Tsung Hsiao, hold a majority of the issued and outstanding shares of common stock of the Manufacturer.  As the Manufacturer is the sole supplier of the Nano Fertilizer Products that we intend to market and distribute, to the extent that Chih-Yuan Hsiao, Yu-Chih Hsiao and Min-Tsung Hsiao participate in the management of the Manufacturer with respect to the Manufacturer’s relationship with the Company, there exists a conflict of interest regarding the affairs of the Manufacturer, on the one hand, and the affairs of the Company, on the other hand.  Our officers and directors are aware of their fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the transactions and relationships between the Company and the Manufacturer.

 We anticipate that we will receive revenue from the distribution and sale of the Nano Fertilizer Products.  We plan to market and sell the Nano Fertilizer Products to resellers of fertilizers who are aware of the needs of the their customers.  Additionally, we may target individual farmers and households.

Since the date of inception (June 2, 2015), our activities have been primarily devoted to start-up and developmental activities, which have been primarily performed by Chih-Yuan Hsiao, our president and a member of our board of directors.  Those start-up and developmental activities include:

•    Formation of the Company
•    Development of our business plan
•    Negotiation of the Marketing Agreement with the Manufacturer
•    Research regarding marketing and distribution methods and strategies
•    Development of the Company’s website, which we estimate will be complete at the end of 2016

Our Business
We were incorporated in Nevada on June 2, 2015.  Our principal executive office is located at 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China).  Our telephone number is 886-3-329-5585.

Our fiscal year ends on December 31.  We are a development stage company, and as of the date of this prospectus we have not sold any Nano Fertilizer Products nor have we generated any revenue from operations.  Our net losses for the fiscal year ended December 31, 2015, were $130,016. For the three months ended March 31, 2016, we have had no revenue and no loss.

As of the date of this prospectus, we have 60,000,000 shares of our $0.0001 par value common stock issued and outstanding and held by 45 shareholders.  We are registering for sale 40,000,000 shares of our common stock at a purchase price of $.005 per share pursuant to the Securities Act of 1933.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might result from the uncertainty about our ability to continue in business.

As of March 31, 2016, we had $10,191 in current assets and $80,207 in current liabilities.  Accordingly, our negative working capital position as of March 31, 2016 was ($70,016).
As of March 31, 2016, our cash and cash equivalents on hand were $10,191.
As of April 30, 2016, our cash and cash equivalents were $10,191.
For the first three months of 2016, our operations were limited to seeking business opportunities in connection with the marketing and distribution of the Nano Fertilizer Products.  Those operations did not require us to spend any funds.  We anticipate that for the three months beginning in April and continuing through June 2016, our operations will be limited to those same activities; and, therefore, we will spend little, if any, funds for operations.  Accordingly, for the second quarter of 2016, we believe we will need little, if any, funds to finance our operations each month.
We believe that beginning in the third quarter of 2016, we will have established sufficient business relationships which will enable us to sell and distribute the Nano Fertilizer Products.  Additionally, we believe that beginning in the third quarter of 2016, $16,000 will be required to fund our operations each month.
We estimate that we need approximately $200,000 to support our operations during the next twelve months. This amount includes (i) approximately $18,750 for costs related to this offering (not including the $20.14 registration fee) and (ii) $18,750, which is our estimated cost necessary to comply with our reporting requirements during the next twelve months.  We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next twelve months.  Our cash shortfall will be $50,000, $100,000 and $150,000, respectively, if we sell 75%, 50% and 25% of the maximum offering.  We plan to meet any such shortfall through revenue from operations, private placements of our capital stock, and loans from Chih-Yuan Hsiao, our president and a member of our board of directors.  In that regard, on November 19, 2015, Mr. Hsiao provided us with a written funding commitment for 24 months in the amount of $400,000, which accrues zero interest.  All amounts funded by Mr. Hsiao pursuant to that funding commitment are due and payable by us on demand by Mr. Hsiao.  There is no particular notice required to be given by Mr. Hsiao regarding that demand; provided, however, such demand will not be made sooner than November 19, 2016.  During that time that Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  We can provide no guarantee or assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on the date for which payment is demanded.  A copy of that funding commitment is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.  As of April 30, 2016, we owed Mr. Hsiao $80,207 pursuant to that funding commitment.

Presently, we have no employees.  Our officers and directors are responsible for all planning, development and operational duties and will continue to do so throughout the early stages of our growth.  Human resource planning will be a part of an ongoing process that will include regular evaluation of our operations.

We intend to hire employees at such time as we determine it is appropriate.  We can provide no assurance or guarantee on the date on which we will hire employees.

Our Challenges and Risks Jumpstart Startups Act
We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on Page 5 of this prospectus before purchasing our common stock. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common stock could decline if our common stock is listed on any stock market and you could lose some or all of your investment.

We are electing to not opt out of the JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for the private company. This may make comparison of our financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible, as possible different or revised standards may be used.

Emerging Growth Company:

The JOBS Act of 2012 is intended to reduce the regulatory burden on emerging growth companies. We meet the definition of an emerging growth company and as long as we qualify as an “emerging growth company,” we will, among other things:

•    be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•    be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•    be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•    be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes regarding executive compensation pursuant to Section 14A of the Securities Exchange Act of 1934, as amended;

•    be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and

•    be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

We will continue to be an emerging growth company until the earliest of:

•    the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•    the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered pursuant to the Securities Act of 1933, as amended;

•    the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•    the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Securities Exchange Act Rule 12b-2).

The Offering

The following is a brief summary of this offering.  Please see the “PLAN OF DISTRIBUTION” section for a more detailed description of the terms of the offering.

Number of Shares Being Offered	The Company is offering as many as 40,000,000 shares of common stock, par value $0.0001.
Offering Price Per Share	$.005
Offering Period	The shares are being offered for a period not to exceed two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part.
Net Proceeds to Company	If 40,000,000 shares (100%) are sold: $200,000 If 30,000,000 shares (75%) are sold: $150,000 If 20,000,000 shares (50%) are sold: $100,000 If 10,000,000 shares (25%) are sold: $50,000
Use of Proceeds	We intend to use the proceeds to fund our business operations.
Number of Shares of our Common Stock Outstanding Before the Offering	60,000,000 shares
Number of Shares of our Common Stock Outstanding after the Offering
 If 40,000,000 shares (100%) are sold: 100,000,000 shares
 If 30,000,000 shares (75%) are sold: 90,000,000 shares
 If 20,000,000 shares (50%) are sold: 80,000,000 shares
 If 10,000,000 shares (25%) are sold: 70,000,000 shares

Offering Expenses
The expenses associated with this offering total approximately $18,750.00 (not including the $20.14 registration fee) or approximately 9.4% of the gross proceeds of $200,000, if all the shares offered by us are purchased.

We may not sell all 40,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 40,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

The offering price of the common stock has no relationship to any objective criterion of value and has been arbitrarily determined. The offering price does not have any relationship to our assets, book value, historical earnings, or net worth.

We will use the proceeds from the offering to pay for accounting fees, legal and professional fees, research regarding marketing and distribution methods and strategies, and general working capital.

The Company has not presently engaged an independent stock transfer agent. We have identified several agents to facilitate the processing of stock certificates upon closing of the offering.

The purchase of the common stock in this offering involves significant risks. The common stock offered in this prospectus is for investment purposes only and, currently, no market for our common stock exists. Please refer to the sections herein titled “RISK FACTORS” and “DILUTION” before making an investment in our stock.

Summary Financial Information

The following table sets forth summary financial data derived from our financial statements. The accompanying notes are an integral part of those financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.

We intend to enter into an agreement with a broker-dealer registered with the SEC and a member in good standing of FINRA to assist us in connection with causing the prices of our common stock to be quoted on the OTCBB.  There can be no assurance that any application filed by any sponsoring marker maker for such quotation on the OTCBB will be approved.

As of the date of this prospectus, we have not sold any of the Nano Fertilizer Products nor have we generated any revenue from operations.

	January 1, 2016 through March 31, 2016	June 2, 2015 (inception) through December 31, 2015
		(audited)
Revenue:	$-0-	$-0-

Operating Expenses:
General & administrative expenses	$-0-	$130,019
Total operating expenses	$-0-	$130,019
Interest Income:	$-0-	$3
Net Profit (Loss):	$-0-	$(130,016)

Net Profit (Loss) per common share, basic and diluted:	$-0-	$(0.01)

Weighted average number of common shares, basic and diluted, outstanding:	$60,000,000	14,655,352

RISK FACTORS

Investors should carefully consider the following factors in evaluation of our business, operations and financial condition.  Additional risks and uncertainties not presently known to us that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To the Company

As we have elected to use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act of 2012, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act of 2012 provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

As a “smaller reporting company,” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act of 2012 may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act of 2012 but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934.  As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;
•	present more than two years audited financial statements in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;
•	Make risk factor disclosures in our annual reports of Form 10-K; and
•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q.
Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Exchange Act, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

We are, currently, considered a “shell company” within the meaning of Rule 12b-2 pursuant to the Exchange Act and pursuant to Rule 405 of the Securities Act of 1933, in that we currently have (i) nominal assets and operations; and (ii) our assets consist solely of cash and cash equivalents.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a “shell company,” our investors are not allowed to rely on the “safe harbor” provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a “shell company.”  Additionally, as a result of our classification as a shell company:

•	Investors should consider shares of our common stock to be significantly risky and illiquid investments;
•	We may not register our securities on Form S-8 (an abbreviated form of registration statement);
•	Our ability to attract additional funding to sustain our operations may be limited significantly;
•	We are required to provide more details disclosure upon completion of a transaction that causes us to cease being a shell company;
•	We must file a current report on Form 8-K specifying the information required in a registration statement on Form 10, no later than 4 business days following the completion of the particular transaction taken together with financial information of the private operating company which is a party to that transaction;
•	To assist the SEC in the identification of shell companies, we are required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company; and
•	To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any merger or requiring other assets that will cause us to cease being a shell company.
We can provide no assurance or guarantee that we will cease to be a “shell company” and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company.

Our officers and directors control approximately 89.1% of the Company giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Chih-Yuan Hsiao, our president and a member of our board of directors, owns approximately 87.3% of our current outstanding shares of our common stock.  Ya-Ju Chang, our secretary and treasurer, owns approximately 0.08% of our current outstanding shares of common stock.  Yu-Chih Hsiao, a member of our board of directors, owns approximately 0.17% of our current outstanding shares of voting common stock.  Min-Tsung Hsiao, a member of our board of directors owns approximately 1.5% of our current outstanding shares of voting common stock. Together, our officers and directors hold approximately 89% of our outstanding shares of common stock; accordingly, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. They may also be able to determine their compensation.

After the closing of this offering, those officers and directors will own approximately 53.4% of the then outstanding shares of our common stock.  As a result, they will have significant influence regarding most matters requiring approval by our shareholders.  Accordingly, our other shareholders may be limited in their ability to affect change in how we conduct our business.  They will have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions.  In addition to their stock ownership, our officers and directors are key to our operations and will have significant influence regarding our key decisions.  This concentration of ownership and influence over our decision-making may also discourage, delay or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and might reduce the price of our common stock.  These actions may be taken even if they are opposed by our shareholders.

The Company’s requirements could exceed the amount of time or level of experience that our officers and directors may have.

Our success largely depends on the continuing services of our officers and directors.  We believe that our officers and directors possess valuable business development and marketing knowledge, experience and leadership skills in the fertilizer industry.

Our continued success, also, depends on our ability to attract and retain qualified personnel.  Currently, our business plan does not provide for the hiring of any additional employees until operations will support the expense, which is difficult to estimate. Until then, the responsibility of developing and operating our business, offering and selling the shares offered by this prospectus and fulfilling the reporting requirements of a public company will be performed by our officers and directors. While our officers and directors have business experience, including fertilizer marketing and management experience, they do not have experience in connection with the responsibilities of a public company, including serving as a principal accounting officer or principal financial officer.  Accordingly, they may not be able to operate our business effectively or generate any revenue from the sale of the Nano Fertilizer Products.  In the event they are unable to fulfill any aspect of their duties to the Company, we may experience little or no profits and eventual closure of business.  Additionally, in the event that our officers and directors are unsuccessful in doing so, there can be no assurance that we will be able to attract and hire officers or directors with experience in the Nano fertilizer industry to operate our business.

Our success depends on the continuing efforts of our senior executives and other key personnel; currently, we do not maintain “key man” life insurance coverage, accordingly, our business may be severely disrupted if we lose their services.

Our future success depends upon the continued services of our senior executives and other key personnel. We currently do not maintain “key man” life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key personnel are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, there is substantial competition for senior executives and key personnel in our industry, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such insurance may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Some of our officers and directors hold positions with the Manufacturer and are holders of the issued and outstanding common stock of the Manufacturer; therefore, conflict of interests exist regarding management decisions between the Company and the Manufacturer.

Chih-Yuan Hsiao, our president and a member of our board of directors, is, also, the sole director and president of the Manufacturer.  Additionally, Chih-Yuan Hsiao holds 88.4% of the issued and outstanding shares of the common stock of the Manufacturer.  Ya-Ju Chang, our secretary and treasurer, is, also, the accountant and secretary of the Manufacturer.  Yu-Chih Hsiao, a member of our board of directors, is the factory manager of the Manufacturer.  Additionally, Yu-Chih Hsiao holds 5.83% of the issued and outstanding shares of common stock of the Manufacturer.  Min-Tsung Hsiao, a member of our board of directors, holds 5.83% of the issued and outstanding shares of common stock of the Manufacturer.  Accordingly, those officers and directors have conflicts of interest regarding management and other matters involving the Company, on the one hand, and the Manufacturer, on the other hand.

Our officers and directors are aware of their fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationship between the Company and the Manufacturer.  We cannot provide any assurance, however, that our officers and directors will not engage in conduct or make decisions which are not in the best interest in the Company.  Such decisions could harm our operations, business plans and cash flows.

We have not formulated a plan to resolve any possible conflict of interest with our directors’ and officers’ other business activities.  In the event they are unable to fulfill any aspect of their duties to the Company, we may experience little or no profits and eventual closure of business.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance.  Accordingly, if we incur such a loss, our business, financial condition and results of operations could be materially and adversely affected.

As we are a development stage company, we have not generated any revenues and do not have a significant operating history.
The Company was incorporated on June 2, 2015; we have not yet realized any revenues. We have a limited operating history upon which an evaluation of our future prospects can be made.  Our net losses for the fiscal year ending December 31, 2015, were $130,016. We had no revenue or loss during the three months ended March 31, 2016.  Based upon current plans, we expect to incur operating losses in future periods, as we have incurred significant expenses associated with the start-up of our business.

As of March 31, 2016, and April 30, 2016, our cash and cash equivalents on hand were $10,191.
For the first three months of 2016, our operations were limited to seeking business opportunities in connection with the marketing and distribution of the Nano Fertilizer Products.  Those operations did not require us to spend any funds.  We anticipate that for the three months beginning in April and continuing through June 2016, our operations will be limited to those same activities; and, therefore, we will spend few, if any, funds for operations.  Accordingly, for the second quarter of 2016, we believe we will need few, if any, funds to finance our operations each month.
We believe that beginning in the third quarter of 2016, we will have established sufficient business relationships which will enable us to sell and distribute the Nano Fertilizer Products.  Additionally, we believe that beginning in the third quarter of 2016, $16,000 will be required to fund our operations each month.
Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

If we do not attract customers, we will not make a profit, which will ultimately result in a cessation of our operations.

We have not identified any customers, and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will be forced to suspend or cease our operations.

We depend on marketing relationships.

We expect our future marketing efforts will focus in part on developing business relationships with companies that seek to augment their businesses by offering the Nano Fertilizer Products to their customers.  Our inability to enter into and maintain such strategic marketing relationships, or the inability of such companies to effectively market the Nano Fertilizer Products, could materially and adversely affect our business, operating results and financial condition.

A disruption in operations of the Manufacturer or our supply of the Nano Fertilizer Products could adversely affect our business and financial results.

As a company engaged in distribution of Nano fertilizer products, we are subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in supply chain systems, loss or impairment of our supplier, product quality control, safety, increase in commodity prices and energy costs, licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which we have no control.  If such an event were to occur, it could have an adverse effect on our business and financial results.

Any failure by the Manufacturer to perform its obligations pursuant to applicable third party contractual arrangements or allegations of patent infringement or product liability claims may have a material adverse effect on our business and financial condition.

If the Manufacturer fails to perform its obligations pursuant to applicable third party contractual arrangements, we may have to incur substantial costs in connection with any dispute resolution regarding enforcement of those arrangements and rely on other legal remedies available in Asia.

The sale of Nano fertilizer products involves risks inherent in the manufacturing and distribution of those products, such as improper labeling and adequacy of warnings and in that regard, product liability claims may be asserted against the Manufacturer with respect to any of the Nano Fertilizer Products we sell.  Because Chih-Yuan Hsiao, our president and a member of our board of directors, owns a majority of the outstanding shares of common stock of both the Company and the Manufacturer and is also a member of the board of directors of both the Company and the Manufacturer, we may incur substantial costs in connection with any dispute resolution regarding product liability claims that may be asserted against the Manufacturer and in which we are joined into as a related third party.

Similarly, we may incur substantial costs in connection with any dispute resolution regarding intellectual property infringement claims that may be asserted against the Manufacturer and in which we are joined in as a related third party.

Additionally, if all or part of the Manufacturer’s assets become subject to liens or rights of third party creditors, the Manufacturer may be unable to continue some or all of its business, which could materially and adversely affect our business, financial condition and results of operations.  If the Manufacturer becomes subject to a voluntary or involuntary liquidation proceeding, its unrelated third-party creditors may claim rights to some or all of its assets, which could materially harm our business and ability to generate revenue and cause the market price of our common stock to decline significantly.

Changes in the financial or business condition of the Manufacturer could have an adverse effect on our business.

Changes in the financial or business condition of the Manufacturer could subject us to losses or adversely affect our ability to bring Nano fertilizer products to the market.  Additionally, the failure of the Manufacturer to deliver Nano fertilizer products in sufficient quantities, in compliance with applicable standards, and in a timely manner could adversely affect our business.  Furthermore, any increases in the costs of goods and services for our business may adversely affect our profit margins if we are unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in our operations.

We do not have substantial assets and are dependent upon the proceeds of this offering to initially fund our business; if we do not sell the shares in this offering, we will have to seek alternative financing to complete our business plans or abandon them. As of March 31, 2016, we had cash and cash equivalents of $10,191.

We have limited capital resources.  As of March 31, 2016, we had cash and cash equivalents of $10,191.  For the first three months of 2016, our operations were limited to seeking business opportunities in connection with the marketing and distribution of products.  Those operations did not require us to spend any funds.  We anticipate that for the three months beginning in April and continuing through June 2016, our operations will be limited to those same activities; and, therefore, we will spend little, if any, funds for operations.  Accordingly, for the second quarter of 2016, we need little if any funds to finance our operations each month.

Our liabilities as of March 31, 2016, totaled $80,207.  We have not generated cash from operations.  Our operations to date have been funded by capital and loans contributed by Chih-Yuan Hsiao, our president and a member of our board of directors.  We have a loan commitment of $400,000 from Mr. Hsiao, which accrues no interest, which commitment is for a period of 2 years from November 19, 2015.  All amounts funded by Mr. Hsiao pursuant to that funding commitment are due and payable by us on demand by Mr. Hsiao.  There is no particular notice required to be given by Mr. Hsiao regarding that demand; provided, however, such demand shall be made no sooner than November 19, 2016.  We can provide no guarantee or assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on the date for which payment is demanded. In the event that we can pay the amount demanded or a lesser amount, this may have an adverse effect on our day-to-day operations.  As long as Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  As of April 30, 2016, we owed Mr. Hsiao $80,207 pursuant to that funding commitment.

Our net losses for the fiscal year ending December 31, 2015, were $130,016.  We had no revenue or loss for the 3 months ended March 31, 2016.  We have no other commitments to provide additional cash necessary to continue our operations.  Unless we generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations, if additional financing is not available.
We believe that we will need $200,000 to meet our financial obligations for the next 12 months. This amount includes (i) approximately $18,750.00 for costs related to this offering (this amount does not include the $20.14 registration fee) and (ii) $18,750, which is our estimated cost necessary to comply with our reporting requirements during these 12 months. If we are able to sell the maximum number of shares offered in this offering, we believe we will have sufficient funds to pay our obligations as they become due.

We believe that beginning in the third quarter of 2016, we will have established sufficient business relationships which will enable us to sell and distribute the Nano Fertilizer Products.  Additionally, we believe that beginning in the third quarter of 2016, $16,000 will be required to fund our operations each month. We anticipate that our source of cash to finance our operations for the next 12 months will be obtained from the proceeds of this offering, private placement of our securities and/or capital contributions or loans by Chih-Yuan Hsiao.  Our failure to obtain sufficient funds to continue our operations for the next 12 months could cause a reduction or termination of our operations, which could result in a loss of our shareholders’ investments in our common stock.

Our growth strategy contemplated by our business plan may not be achievable or may not result in profitability.

We may not be able to implement the growth strategy contemplated in our business plan fast enough for us to achieve profitability.  Our growth strategy is dependent on a number of factors, including market acceptance of the Nano Fertilizer Products.  We can provide no assurance that potential customers will purchase the Nano Fertilizer Products or that those customers will purchase the Nano Fertilizer Products at the cost and on the terms assumed in our business plan.

Among other things, implementation of our growth strategy would be adversely affected if:
•	we are not able to attract sufficient customers to purchase the Nano Fertilizer Products, considering the price and other terms required in order for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;
•	adequate penetration of new markets at a reasonable cost becomes impossible, in turn limiting the future demand for the Nano Fertilizer Products below the level assumed by our business plan;
•	we fail to generate revenue sufficient to fund our operations;
•	we are forced to significantly adapt our business plan to meet changes in our markets; and
•	for any reason, we are not able to attract, hire, retain and motivate additional qualified personnel.
We can provide no assurance that we will be able to manage our growth effectively or successfully.  Our failure to meet the encountered challenges could cause us to lose money and our shareholders’ investments in the Company could be lost.

Material weaknesses in our internal controls and financial reporting may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act. This “weakness” also includes a deficiency, or combination of deficiencies in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock (if a market ever develops) could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

As we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act, during that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

We will become subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could decrease a substantial portion of our available cash resources.

We estimate that the cost to be compliant for 12 months, by filing all necessary forms in a timely manner, will be approximately $18,750. The principal costs we anticipate for the next 12 months related to becoming a public reporting company will be for retaining an independent accounting firm (approximately $10,000) and attorneys (approximately $6,000) to assist with the preparation of our financial statements and our disclosures for inclusion with our public filings. We have included that amount in the $200,000 which we anticipate that we will need to satisfy our financial obligations for the next 12 months.

If we are not able to sell the maximum number of shares offered, we will experience a capital deficiency to pay such estimated expenses. There can be no assurance that we will be able to acquire capital from any other source to pay for these expenses. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any of your shares that have been purchased pursuant to the registration statement of which this prospectus is a part.

Any failure by the Manufacturer to protect its intellectual property could have a negative impact on our business.

We believe that the intellectual property owned by the Manufacturer is important to our success. Any unauthorized use of the Manufacturer’s intellectual property could negatively affect our business.  Monitoring and preventing unauthorized use is difficult. The measures the Manufacturer takes to protect its intellectual property may not be adequate. Furthermore, the application and enforcement of laws governing intellectual property in Asia is uncertain and evolving, and could involve substantial risks. If the Manufacturer is unable to adequately protect its intellectual property, the Manufacturer may lose that property and our results of operations may be materially and adversely affected.

We are subject to payment method-related risks.

We will accept payments using a variety of methods, including all major credit cards, debit cards, cash and wire transfers.  The use of these payment methods subjects us to fraud-related risks.  Additionally, we may increase the variety of payment methods accepted.  As we offer other payment options to our customers, we may be subject to additional regulations, compliance requirements and incidents of fraud.  For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and increase our operating costs and lower our profit margins.

Unless we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act.

Unless we register a class of our securities pursuant to Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, short-swing profit provisions, going-private regulation, beneficial ownership reporting, the majority of the tender offer rules and the reporting requirements of the Exchange Act.

Our reporting obligations pursuant to Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

As long as our common stock is not registered pursuant to the Exchange Act, our obligations to file reports pursuant to Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement pursuant to the Securities Act of 1933 has been declared effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such event, we may cease providing periodic reports, and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Additionally, as a result, if the prices of our common stock are then quoted on the OTC Bulletin Board, those prices will cease to be so quoted, which would have a material adverse effect on our investors’ ability to sell shares of our common stock and our ability to attract new investors.

Risks Related To This Offering

We are conducting this offering without an underwriter and may be unable to sell any shares; accordingly, if we are unsuccessful in selling any shares, we may have to seek alternative financing to implement our business plan.

This offering is self-underwritten on a best-efforts basis. No broker-dealer has been or will be retained as an underwriter to sell the offered shares. There are no commitments to purchase any of the shares in this offering.  Chih-Yuan Hsiao, our president and a member of our board of directors, intends to sell those shares directly. No commission or other compensation related to the sale of those shares will be paid to Mr. Hsiao or any other person. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of those shares.  The intended methods of communication regarding the offer and sale of those shares include, without limitation, telephone and personal contact.  Mr. Hsiao has no experience in selling securities to potential investors.

There can be no assurance that all, or any, of the shares offered will be sold. Funds from this offering will be deposited into our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds. As this offering is a direct public offering and is being conducted without an underwriter, there is a probability that we may be unable to sell any of the offered shares, as we do not have the access and connections to the investors and markets that an underwriter usually possesses.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 40,000,000 shares offered by this prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 40,000,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

Upon the sale of common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.” Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Please refer to the section titled “DILUTION” herein.

There has been no independent valuation of our stock, which means that our common stock may be worth less than the purchase price.

The per share purchase price of our common stock has been arbitrarily determined by us without independent valuation of that common stock. The price per share in recent sales of our common stock was $0.001 and was not based on perceived market value, book value, or other established criteria and have no relationship to the price per share in this offering. We did not obtain an independent appraisal opinion regarding the valuation of our common stock. Accordingly, our common stock may have an actual value significantly less than the offering price, and our common stock may never obtain a value equal to or greater than the offering price.

Risks Related to our Common Stock

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revise accounting standards.

An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.  We could be an emerging growth company for up to five years, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million during that five-year period or we issue more than $1 billion of non-convertible debt during a 3 year period, we would cease to be an “emerging growth company”. We cannot predict if investors will determine that our common stock is less desirable, if we choose to rely on these exemptions. If some investors determine that our common stock less desirable, as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  After the registration statement of which this prospectus is a part is declared effective we intend to retain a broker-dealer registered with the SEC and a member in good standing of FINRA to file an application with FINRA, so as to enable the quotation for the prices of our common stock on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in Over-The-Counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this prospectus, there have been no discussions or understandings between us or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your shares will not have a quantifiable value and it may be difficult, if not impossible, to ever sell your shares, resulting in an inability to realize any value from your investment.

There can be no assurance as to whether any market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If that application is accepted, there can be no assurance as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If that application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.

If a market price for our common stock should develop, that market price for our common stock may be volatile and subject to significant fluctuations in response to factors including the following:

•	liquidity of the market for our shares of common stock;
•	actual or anticipated fluctuations in our operating results;
•	sales of substantial amounts of our common stock, or the perception that such sales might occur;
•	changes in financial estimates by securities research analysts;
•	changes in the economic performance or market valuations of other companies in our industry;
•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	fluctuations of exchange rates between foreign currencies and the U.S. dollar;
•	our dividend policy; and
•	general economic or political conditions.

Our operating results may decline below the expectations of our investors.  In that event, the market price of our common stock, if any, would likely be materially adversely affected, and the value of our common stock may decline.  In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may, also, materially and adversely affect the market price of our common stock, if any.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and
•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.
Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when the prices of our common stock are quoted thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities occurring pursuant to federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

We do not intend to pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funding for the operation of our business.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our board of directors determines can be allocated to dividends.  The future payment of dividends directly depends on our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Investors that require liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution in the future.

We are authorized to issue up to 750,000,000 shares of $0.0001 par value common stock.  Currently, there are 60,000,000 shares of our common stock issued and outstanding.  After the offering, there will be a maximum of 100,000,000 shares of our common stock issued and outstanding.

Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we may be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our board of directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our board of directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Risk Related to our Industry

Our success depends, in part, on the quality and efficacy of the Nano Fertilizer Products.

Our success depends on the quality and efficacy of the Nano Fertilizer Products.  If the Nano Fertilizer Products are found to be defective, inefficient, deceptive or otherwise fail to meet our consumers’ expectations, our relationships with customers could suffer, the appeal of one or more of the Nano Fertilizer Products could be diminished, and we could lose sales and/or become subject to liability or claims, any of which could result in a material adverse effect on our business, results of operations and financial conditions.

The fertilizer business is highly competitive; if we are unable to compete effectively our results will suffer.

We face vigorous competition from companies throughout the world, including multinational consumer product companies.  We will compete with chemical and organic fertilizer producers and sellers of similar or larger size.  Some of these competitors have greater resources than we do and may be able to respond to changing business conditions more quickly than us.  The value of the Nano Fertilizer Products could be lost if advanced and more efficient products are available and we are unable to respond to changes in a timely manner.

Competition in the fertilizer business is based on pricing of products, innovation, product quality, perceived value, service to the consumer, promotional activities, advertising, new product introductions and other activities.  It is difficult for us to predict the timing and scale of our competitors’ actions in these areas.  A consolidation in the retail trade may result in us becoming increasingly dependent on key retailers.  This could result in an increased risk related to the concentration of our customers.  A severe adverse impact on the business operations of our customers could have a corresponding material adverse effect on us.  Our ability to compete also depends on the strength of the Manufacturer’s brand (Lazuriton).  In addition, certain of our key retailers will market and sell competing brands or they may be owned or otherwise affiliated with companies that market and sell competing brands.  Our inability to continue to compete effectively could have an adverse impact on our business.

Our performance depends on market acceptance of the Nano Fertilizer Products.

The nature of the Nano fertilizer products that the market determines to be desirable and willing to purchase is critically important to our success. We cannot be certain that the Nano fertilizer products that we intend to offer will be appealing to the market and, as a result, there may not be any demand for those products, our sales could be limited, and we may never realize any revenues. In addition, there are no assurances that if we offer other Nano fertilizer products in the future, the market’s demand for those other products will develop.  This could adversely affect our business and any possible revenues.

Compliance with environmental and other regulations could increase our cost of doing business or limit our ability to market the Nano Fertilizer Products.

Laws and regulations relating to environmental and other matters affect our operations.  Our inability to obtain or maintain compliance with those laws and regulations, or the cancellation of any required registration or licensing, could have an adverse effect on our business, the severity of which will depend upon the fertilizer products involved, whether another fertilizer product can be substituted and whether our competitors are similarly affected.

In addition, the use of certain fertilizer products is regulated by various environmental and public health agencies.  Typically, these regulations may include requirements that only certified or professional users apply the fertilizer product or that certain fertilizer products can be used only on certain types of locations, may require users to post notices on properties to which fertilizer products have been or will be applied, may require notification to individuals in the vicinity that fertilizer products will be applied in the future or may ban the use of certain ingredients.

Our success depends on our ability to operate our business without infringing, misappropriating or otherwise violating the trademarks, patents, and proprietary rights of others.

Our success depends at least in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents and proprietary rights of others.  We cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate the rights of others.

Many companies have utilized intellectual property litigation as a way to gain a competitive advantage.  For these and other reasons, third parties may allege that our services or activities infringe, misappropriate or otherwise violate their trademark, patent or other proprietary rights.  Defending against allegations and litigation could be expensive, take significant time, divert management’s attention from other business concerns and delay getting our services into the markets.  If we are found to be infringing, misappropriating or otherwise violating third party trademark, patent or other proprietary rights, we may be required to pay substantial damages or be subject to a court order prohibiting us and our customers from selling certain services or engaging in certain activities.

Our inability to operate our business without infringing, misappropriating or otherwise violating the trademarks, patents and proprietary rights of others could have a material adverse effect on our business, financial condition and results of operations.

New or existing regulations may expose us to liability and costly changes in our business operations and could reduce customer demands for our products.

In addition to tax laws, we are subject to various consumer protection laws, including laws protecting the privacy of customer non-public information and regulations prohibiting unfair and deceptive trade practices, as well as laws governing businesses.  Additionally, as we begin conducting business in Asia we will be required to comply with foreign laws, which may be materially different than U.S. laws.  Any new such foreign law or the interpretation or application of existing laws to our products, may have a material adverse effect on our business, financial condition and results of operations, e.g., subjecting us to fines, penalties, damages or other liabilities that would require costly changes to our business operations and practices and reduce customer demands for our products.  We do not maintain insurance coverage to cover these types of claims or liabilities that may result from such laws or changes in laws.

If the Nano fertilizer industry does not grow in Asia, our revenues and business prospects could be adversely affected.

Our business prospects depend on the continuing development and expansion of the fertilizer industry in Asia.  We cannot be assured that the Nano fertilizer industry will grow.  Growth is affected by numerous factors, such as regulatory changes, public perception of and receptiveness towards Nano fertilizers, customers’ experience with Nano fertilizers and outside agricultural, precipitation and climate condition factors. If the Nano fertilizer industry does not grow, our business prospects could be adversely affected.

The Nano Fertilizer Products may pose safety risks and could expose us to product liability claims.

Defects in, or unknown harmful effects caused by, organic and inorganic chemicals and elements in the Nano Fertilizer Products could subject us to potential product liability claims. Any accident during the use of the Nano Fertilizer Products may subject us to significant liabilities to persons harmed by these products. Public perception that the Nano Fertilizer Products are not safe, whether justified or not, could impair our reputation, involve us in litigation and damage our business. As of the filing of this prospectus, no product liability claim has been brought against us or the Manufacturer. However, if we are involved in litigation in the future, the potential judgment or settlement and litigation costs could harm our financial performance.

Risks Relating to Doing Business Internationally

Because our headquarters are located outside of the U.S. and our products will be sold outside of the U.S., we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Foreign economic downturns may affect our results of operations in the future.  Additionally, other factors relating to the operation of our business outside of the U.S. may have a material adverse effect on our business, financial condition and results of operations, including:

•	international economic and political changes;
•	the imposition of governmental controls or changes in government regulations;
•	difficulties in enforcing intellectual property rights;
•	changes in, or impositions of, legislative or regulatory requirements on fertilizer companies, including limitations on our ability to directly own or control key assets;
•	compliance with international laws involving international operations, including the Foreign Corrupt Practices Act and expert control laws;
•	restrictions on transfers of funds and assets between jurisdictions; and
•	geo-political instability.

As we operate our business globally, our success will depend in part, on our ability to anticipate and effectively manage these risks.  The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Because the Company’s headquarters are located outside of the U.S., U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

While we are organized under the laws of the State of Nevada, our headquarters are located outside of the U.S.  Consequently, it may be difficult for investors to affect service of process in the U.S. and to enforce judgments obtained in U.S. courts.  Additionally, as most of our assets will be located in Taiwan, it may be difficult or impossible for U.S. investors to collect a judgment against us.  Any judgment obtained in the U.S. against us may not be enforceable.

Because our officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any liabilities against them.

If an event occurs that results in any liability of any of our officers and directors, shareholders will probably have difficulty in enforcing such liabilities, because our officers and directors reside outside of the United States.  Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where his or her assets are located.  Accordingly, it may be difficult to enforce any liabilities against our officers and directors.

Contract drafting, interpretation and enforcement in Asia involve significant uncertainties.

We have entered into contracts governed by non-U.S. laws, many of which are material to our business operations.  As compared with contracts in the United States, contracts governed by non-U.S. laws and, in particular those laws in Asia, tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations.  As a result, those contracts are highly susceptible to disputes and legal challenges.  In addition, contract interpretation and enforcement in Asia territories are not as developed as in the U.S., and the result of any contract dispute is subject to significant uncertainties.  Therefore, we cannot assure you that we will prevail.  Any dispute involving such contracts, even if without merit, may materially adversely affect our reputation and business operations in Asia.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Asia. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

Fluctuation in the value of foreign currency may have a material adverse effect on your investment.

The value of foreign currencies against the U.S. Dollar may fluctuate and is affected by, among other things, changes in political and economic conditions.  Any significant appreciation or depreciation in the foreign currency against the U.S. Dollar may affect our cash flows, revenues, earnings and financial position. For example, an appreciation of the foreign currency against the U.S. Dollar would make any new foreign currency-denominated investments or expenditures more costly to us, to the extent that we are required to convert U.S. Dollars into that foreign currency for such purposes. Conversely, a significant depreciation of the foreign currency against the U.S. Dollar may significantly reduce the U.S. Dollar equivalent of our reported earnings and adversely affect the price of our common stock.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, those forward-looking statements can be identified by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only prediction and involve known and unknown risks, uncertainties and other factors, including the risks specified below that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that we expect to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that we may be unable to predict, which would have an adverse effect on our operations.

USE OF PROCEEDS

This offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $.005. The following table sets forth use of proceeds in the order of priority assuming the sale of 100%, 75%, 50%, and 25%, respectively, of the shares offered for sale by the Company.

Application of Proceeds	If 100%	% of Total
Total Offering Proceeds	$(200,000)
Offering Expenses:
-Accounting	10,000	5.0
-Legal and Professional	6,000	3.0
-EDGAR Fees and Expenses	1,500	0.8
-Printing	1,250	0.6
Total Offering Expenses(1)	$18,750	9.4

Use of Net Proceeds:
Reporting and Compliance(2)	$18,750	9.4

Business Development:
-Technology Development Cost (website & accounting software)	50,575	25.3
-Advertising & Marketing	65,025	32.5
-Personnel Recruiting	28,900	14.5
-Purchase of Fixed Assets (computer, office equipment, and furniture & fixtures)	15,000	7.5
Total Business Development:	$159,500	79.8

Administrative Expenses	3,000	1.5
Total use of Net Proceeds	$181,250	90.6

Total use of Proceeds	$200,000	100.0

Application of Proceeds	If 75%	% of Total
Total Offering Proceeds	$($150,000)
Offering Expenses:
-Accounting	10,000	6.7
-Legal and Professional	6,000	4.0
-EDGAR Fees and Expenses	1,500	1
-Printing	1,250	0.8
Total Offering Expenses(1)	$18,750	12.5

Use of Net Proceeds:
Reporting and Compliance(2)	$18,750	12.5

Business Development
-Technology Development Cost (website & accounting software)	33,075	22.1
-Advertising & Marketing	42,525	28.4
-Personnel Recruiting	18,900	12.6
-Purchased of Fixed Assets (computer, office equipment, furniture & fixtures)	15,000	10.0
Total Business Development:	$109,500	73.0

Administrative Expenses	3,000	2.0
Total Use of Net Proceeds	$131,250	87.5

Total use of proceeds	$150,000	100.0

Application of Proceeds	If 50%	% of Total
Total Offering Proceeds	$($100,000)
Offering Expenses:
-Accounting	10,000	10.0
-Legal and Professional	6,000	6.0
-EDGAR Fees and Expenses	1,500	1.5
-Printing	1,250	1.3
Total Offering Expenses(1)	$18,750	18.8

Use of Net Proceeds:
Reporting and Compliance(2)	18,750	18.8

Business Development
-Technology Development Cost (Website & Accounting Software)	15,575	15.6
-Advertising & Marketing	20,025	20.0
-Personal Recruiting	8,900	8.9
-Purchased of Fixed Assets (computer, office equipment, furniture & fixtures)	15,000	15.0
Total Business Development:	$59,500	59.5

Administrative Expenses	$3,000	3.0
Total Use of Net Proceeds	$81,250	81.3

Total Use of Proceeds	$100,000	100

Application of Proceeds	If 25%	% of Total
Total Offering Proceeds	$($50,000)
Offering Expenses:
-Accounting	10,000	20.0
-Legal and Professional Fees	6,000	12.0
-EDGAR Fees and Expenses	1,500	3.0
-Printing	1,250	2.5
Total Offering Expenses(1)	$18,750	37.5

Use of Net Proceeds:
Reporting and Compliance(2)	$18,750	37.5

Business Development		.
-Technology Development Cost (website & accounting software)	0	0
-Advertising & Market	0	0
-Personal Recruiting	0	0
-Purchase of Fixed Assets (computer, office equipment, and furniture & fixtures)	10,000	20.0
Total Business Development:	$10,000	20.0

Administrative Expenses	2,500	5.0
Total Use of Net Proceeds	$31,250	62.5

Total Use of Proceeds	$50,000	100

Note:
(1)	This amount does not include the registration fee of $20.14.
(2)	Estimated expense related to compliance with reporting requirements pursuant to the Securities Exchange Act of 1934.

The foregoing purposes represent our best estimate of the allocation of the gross proceeds from this offering based upon the current state of our business operations, current plans, and the current economic and industry conditions. The amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities, the amount of cash generated or used by our operations, our competition and the other factors described in the section entitled “RISK FACTORS”.

We planned our progress based on raising $200,000 from this offering. We have taken careful consideration to determine that $200,000 is the amount we need to sustain our operations for the next 12 months.  In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.  Those options include the private placement of our securities and loans by Chih-Yuan Hsiao, our president and a member of our board of directors.  In that regard, on November 19, 2015, Mr. Hsiao provided us with a written funding commitment for 24 months in the amount $400,000, which accrues no interest.  All amounts funded by Mr. Hsiao pursuant to that funding commitment are due and payable by us on demand by Mr. Hsiao.  There is no particular notice required to be given by Mr. Hsiao regarding that demand; provided, however, such demand will not be made sooner than November 19, 2016.  During that time that Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  We can provide no guarantee or assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on the date for which payment is demanded.  A copy of that funding commitment is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.  As of March 31, 2016, we owed Mr. Hsiao $80,207 pursuant to that funding commitment.  Any interruption in our business will greatly reduce our chances for success.

We reserve the right to change the use of these proceeds as a result of the need for more working capital. We may determine that we need more working capital in order to implement the growth strategy and operations set forth herein. The reallocation of any funds may necessitate an additional sale of our equity securities. There are no assurances that we will be able to raise additional capital from any institution or individual investors.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

DILUTION

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.  Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholders at prices lower than the price of this offering.  Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2016, as adjusted to give effect to the receipt of net proceeds from the sale of shares of common stock for $0.005, which represents net proceeds after deducting estimated offering expenses of $18,750 (does not include the registration fee of $20.14).

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (10,000,000 shares), 70,000,000 shares then outstanding, will be approximately ($0.001) per share. If 50% of the offered shares are sold (20,000,000 shares), the net tangible book value of the 80,000,000 shares then outstanding will be approximately $0.000 per share. If 75% of the offered shares are sold (30,000,000 shares), the net tangible book value of the 90,000,000 shares then outstanding will be approximately $0.001 per share. If 100% of the offered shares are sold (40,000,000 shares), the net tangible book value of the 100,000,000 shares then outstanding will be approximately $0.001 per share.

Existing Shareholders Per Share Dilution based on:	25% Offering	50% Offering	75% Offering	100% Offering
Net tangible book value before the offering	$(70,016)	$(70,016)	$(70,016)	$(70,016)
Net tangible book value per share before the offering	$(0.001)	$(0.001)	$(0.001)	$(0.001)
Net tangible book value after the offering	$(38,766)	$11,234	$61,234	$111,234
Net tangible book value per share after the offering	$(0.001)	$0.000	$0.001	$0.001
Net increase in tangible book value per share to original shareholders	$0.001	$0.001	$0.002	$0.002
Number of shares outstanding before offering	60,000,000	60,000,000	60,000,000	60,000,000
Number of shares after offering held by existing shareholders	60,000,000	60,000,000	60,000,000	60,000,000
Original percent of ownership after offering	86%	75%	67%	60%

Purchasers Per Share Dilution and Ownership of Shares in this offering:
Price per share	$.005	$.005	$.005	$.005
Gross Capital Contributions	$50,000	$100,000	$150,000	$200,000
Decrease Percentage in investment to new shareholders	111%	97%	86%	78%
Dilution per share to new shareholders	$0.006	$0.005	$0.004	$0.004
Number of shares after offering held by public investors	10,000,000	20,000,000	30,000,000	40,000,000
Percentage of ownership of new shareholders after offering	14%	25%	33%	40%

The following table is a comparison of the public contribution under this offering and the effective cash cost to officers, directors and affiliated persons of common equity by assuming 25%, 50%, 75% and 100% of the shares offered are sold.

If 10,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$ 0.001	53,398,003	84.23%	$53,398
Investors in this Offering	$ 0.005	10,000,000	15.77%	$50,000

If 20,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$ 0.001	53,398,003	72.75%	$53,398
Investors in this Offering	$ 0.005	20,000,000	27.25%	$100,000

If 30,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$ 0.001	53,398,003	64.03%	$53,398
Investors in this Offering	$ 0.005	30,000,000	35.97%	$150,000

If 40,000,000 shares are sold	Total Price Per Share	Number of Shares Held	Percent of Ownership	Consideration Paid
Officers, Directors, and Affiliated Persons	$ 0.001	53,398,003	57.17%	$53,398
Investors in this Offering	$ 0.005	40,000,000	42.83%	$200,000

PLAN OF DISTRIBUTION

Offering will be sold by Chih-Yuan Hsiao, our president and a member of our board of directors

This is a self-underwritten offering. We will sell the shares in this offering directly to the public through Chih-Yuan Hsiao, our president and a member of our board of directors. Mr. Hsiao will receive no commission or other remuneration for any shares he sells. Mr. Hsiao will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”) in reliance upon the exemption from registration specified in Rule 3a4-1 promulgated pursuant to the Exchange Act.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.  Those conditions are as follows:

1.	The associated person, at the time of his or her participation, must not be statutorily disqualified as that term is defined in Section 3(a)(39) of the Exchange Act;

2.	The associated person must not be compensated in connection with his or her participation by the payment of commission or other remuneration based either directly or indirectly on transactions in securities;

3.	The associated person, at the time of his or her participation and sale, must not be an associated person of a broker or dealer; and

4.	The associated person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise in connection in transactions in securities; (b) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (c) does not participate in the selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Hsiao is (i) not statutorily disqualified pursuant to Section 3(a)(39) of the Exchange Act; (ii) is not receiving commission or other remuneration for the sale of shares and (iii) is not a broker or dealer nor does he have plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Mr. Hsiao will sell the shares and intends to offer them to friends, family members and acquaintances.  Additionally, Mr. Hsiao (i) will continue to be our president and a member of our board of directors at the end of the offering; (ii) has not been during the last twelve months and is currently not a broker dealer or associated with a broker dealer; and (iii) will not participate in the selling and offering of securities for any issuer more than once every twelve months.

Neither Chih-Yuan Hsiao nor any of our other officers, directors or their affiliates are anticipated to purchase any shares of our common stock in this offering.

Terms of the Offering

The Company is offering 40,000,000 shares of its common stock at a price of $.005 per share.  This is the initial offering of our common stock, and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten” best-efforts basis directly by Chih-Yuan Hsiao, our president and a member of our board of directors.  The shares will be offered at a fixed price of $.005 per share for a period not to exceed 270 days from the effective date of the registration statement of which this prospectus is a part.  There is no minimum number of shares required to be purchased by an investor.  No commission or other compensation related to the sale of the shares will be paid to Mr. Hsiao.  There can be no assurance that all, or any, of the shares offered will be sold.  Funds from this offering will be deposited into our corporate bank account.  Investors’ subscriptions will be deposited in the Company’s bank account in our name.  As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments.  Investors do not have the right to withdraw invested funds.  For more information, see the section titled “PLAN OF DISTRIBUTION” and “USE OF PROCEEDS” herein.

The offering shall terminate on the earlier of (i) the date when the sale of all 40,000,000 shares is completed or (ii) two hundred seventy (270) days from the effective date of the registration statement of which this prospectus is a part. We will not extend the offering period beyond two hundred seventy (270) days from that effective date.

We may not sell all 40,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 40,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased may not be enough to pay the costs of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. If we were to enter into such arrangements, we will file a post-effective amendment to this prospectus to disclose those arrangements, because any broker-dealer participating in the offering would be acting as an underwriter and would have to be so named in this prospectus.

Deposit of Offering Proceeds

We have not made any arrangements to deposit in an escrow, trust, or similar account the funds we received from the sale of the shares offered by this prospectus.  Rather, funds from this offering will be deposited in our corporate bank account in our name. As a result, if we are sued for any reason and a judgment is rendered against us, investors’ subscriptions could be seized in a garnishment proceeding and investors could lose their investments. Investors do not have the right to withdraw invested funds.

Upon receipt and acceptance of subscriptions for the purchase of the shares offered by this prospectus and within the allotted time offering, all funds received and accepted, if any, shall be released to us immediately and deposited into the Company’s general bank account. All of which shall be available for use by us upon receipt. There can be no assurance that we will obtain any funds from this offering.

Procedures and Requirements for Subscription

Prior to the effectiveness of the registration statement of which this prospectus is a part, the Company will not provide potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached as Exhibit 10.2 to the registration statement of which this prospectus is a part) and sending it together with payment in full to “Lazuriton Nano Biotechnology (U.S.A.) Inc.” All payments are required in the form of United States currency either by personal check, bank draft, or by wire transfer.

There is no minimum subscription requirement for any investor. We reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

After we accept a subscriber’s subscription, we will cause to be prepared and sent to that subscriber a certificate evidencing and representing the number of shares of our common stock purchased by that subscriber.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold, unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the offering of 40,000,000 shares of our common stock.

Our authorized capital stock consists of 750,000,000 shares of common stock with a par value $.0001 per share.

Common Stock

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
•	Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
•	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
•	Are entitled to one vote per share on all matters on which stockholders may vote.
Non-cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is complete, it is anticipated that Chih-Yuan Hsiao, our President and a member of our board of directors will hold approximately 52.3% of the Company’s issued and outstanding shares of common stock; Min-Tsung Hsiao, a member of our board of directors will hold approximately 0.9% of the Company’s issued and outstanding shares of common stock; Yu-Chih Hsiao, a member of our board of directors will hold approximately 0.1% of the Company’s issued and outstanding shares of common stock; and Ya-Ju Chang, our Treasurer and Secretary will hold approximately 0.05% of the Company’s issued and outstanding shares of common stock.  Together, our officers and directors will hold approximately 53.4% of the Company’s issued and outstanding shares of common stock.

Preemptive Rights

No holder of any shares of our common stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock not disclosed herein.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of our Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

Reports

After the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission, we will be required to prepare and file with the Securities and Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to December 31, 2015, included in this prospectus has been audited by KCCW Accountancy Corp., Certified Public Accountants, PCAOB Registered Auditor, 22632 Golden Springs Drive, Suite 230, Diamond Bar, California 91765. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618 is counsel for the Company who has given an opinion on the validity of the securities being registered, which opinion appears as an exhibit to the registration statement of which this prospectus is a part. No officer, director, employee, shareholder or agent of Stepp Law Corporation has a direct or indirect interest in the Company.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General Information

We were incorporated in the State of Nevada on June 2, 2015.  Our fiscal year end is December 31.  The Company’s administrative address is 10F., No.341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China).  Since the date of inception (June 2, 2015), we have not generated any revenues.  As of December 31, 2015, we have accumulated losses in the amount of $130,016.  During the three months ended March 31, 2016, we incurred no loss.  As of the date of this prospectus, we have not sold any of the Nano Fertilizer Products.

We are a developmental stage company with a principal business of marketing, distributing and selling the Nano fertilizer products in Asia, with the exception of Taiwan.  We anticipate that we will receive revenues from the sale of the Nano Fertilizer Products, which are manufactured in Taiwan.  We plan to market and sell the Nano Fertilizer Products to resellers of fertilizers who are aware of the needs of the targeted customers.  Additionally, we may target individual farmers and households.

Since the date of inception (June 2, 2015), our activities have been primarily developmental, e.g., formation of the Company, development of our business plan, negotiation of the Marketing and Agreement with the Manufacturer and research regarding marketing and distribution methods and strategies; we have yet to commence planned operations to any significant measure.

As of March 31, 2016, and April 30, 2016, our cash and cash equivalents on hand were $10,191.

For the first three months of 2016, our operations were limited to seeking business opportunities in connection with the marketing and distribution of the Nano Fertilizer Products.  Those operations did not require us to spend any funds.  We anticipate that for the three months beginning in April and continuing through June 2016, our operations will be limited to those same activities; and, therefore, we will spend few, if any, funds for operations.  Accordingly, for the second quarter of 2016, we believe we will need few, if any, funds to finance our operations each month.
We believe that beginning in the third quarter of 2016, we will have established sufficient business relationships which will enable us to sell and distribute the Nano Fertilizer Products.  Additionally, we believe that beginning in the third quarter of 2016, $16,000 will be required to fund our operations each month.
We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We will not be profitable until we derive sufficient revenues and cash flows from sales of the Nano Fertilizer Products. We believe that if we obtain the proceeds from this offering, we will be able to fund our operations for the next 12 months.

Our current management is comprised of Chih-Yuan Hsiao, our president and a member of our board of directors; Ya-Ju Chang, our secretary and treasurer; Yu-Chih Hsiao, a member of our board of directors, Min-Tsung Hsiao, a member of our board of directors; and Siu Wan C. Kong, a member of our board of directors.

On November 19, 2015, Mr. Hsiao provided us with a written funding commitment for 24 months in the amount of $400,000, which accrues no interest.  All amounts funded by Mr. Hsiao pursuant to that funding commitment are due and payable by us on demand by Mr. Hsiao.  There is no particular notice required to be given by Mr. Hsiao regarding that demand; provided, however, such demand will not be made sooner than November 19, 2016.  During that time that Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  We can provide no guarantee or assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on the date for which payment is demanded.  A copy of that funding commitment is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.  As of April 30, 2016, we owed Mr. Hsiao $80,207 pursuant to that funding commitment.

Products

We are a development stage company located in Taoyuan City, 333, Taiwan. We intend to market, sell and distribute the Nano Fertilizer Products in Asia, with the exception of Taiwan.  The Nano Fertilizer Products are currently being manufactured by the Manufacturer.  The Manufacturer does not, by itself, sell the Nano Fertilizer Products in any jurisdiction; provided, however, the Manufacturer sells the Nano Fertilizer Products to Miaotien Biotechnology LTD., an exclusive distributor of the Nano Fertilizer Products in Taiwan.  Miaotien Biotechnology LTD. does not market, sell or distribute the Nano Fertilizer Products in any jurisdiction in which we will market, sell and distribute the Nano Fertilizer Products. The Nano Fertilizer Products include, but are not limited to, Nano Organic Compound Fertilizer-1, Nano Low Nitrogen High Phosphorus High Potassium Compound Fertilizer and Nano High Phosphorus High Potassium Compound Fertilizer.
Nano fertilizers may improve the efficiency of nutrients by causing plants and crops to absorb the nutrients quicker than non-Nano fertilizer products.  This may cause faster plant growth, increase plant life up to 20-30%, reduce soil toxicity, provide a protective layer on leaf surfaces to prevent pest infections, decrease or eliminate the adverse effects of pesticides on plant growth and life, reduce the adverse effects caused by chemicals in non-Nano fertilizers, enhance the yield and quality of crops, promote root growth and help avoid the spread of uneven plant nutrients caused by some non-Nano fertilizers, which can cause inconsistent plant sizes, shapes and colors.

The Nano Fertilizers products that we will market, sell and distribute are specified in more detail below:

•	#1-Nano Organic Compound Fertilizer:
o	Ingredients include nitrogen, phosphorus anhydride, potassium oxide and citric acid-soluble magnesium oxide.
o	May be used on vegetable and fruit trees during vegetative growth and reproductive growth.
•	#3-Nano Low Nitrogen High Phosphorus High Potassium Compound Fertilizer
o	Ingredients include nitrogen, phosphorus and potassium oxide.
o	May be used on vegetable, fruit trees and floral crops to promote flowering.
•	#5-Nano High Phosphorus High Potassium Compound Fertilizer
o	Ingredients include nitrogen, phosphorus and potassium oxide.
o	May be used on vegetable and fruit trees to improve the quality of the crop and the sweetness of the fruit.
The above information is only some of the ways the Nano Fertilizer Products may be used.  Uses will vary depending on the type of crop being produced.

Marketing and Distribution Agreement

Effective December 1, 2015, we entered into the Marketing Agreement with the Manufacturer whereby the Manufacturer granted the Company a non-exclusive right to market, sell and distribute the Nano Fertilizer Products in Asia, with the exception of Taiwan.  The Marketing Agreement is effective December 1, 2015, and continues for one year thereafter and may renew automatically for periods of one year each, unless one party gives notice to the other party at least 30 days prior to the expiration of that agreement of its intention not to renew.  A copy of the Marketing Agreement is attached as Exhibit 10.1 to that registration statement of which this prospectus is a part.

The Manufacturer

The Manufacturer, Lazuriton Nano Biotechnology Ltd., a Taiwanese corporation, manufactures the Nano Fertilizer Products in Taiwan.

Chih-Yuan Hsiao is the president and sole director of the Manufacturer.  Mr. Hsiao, currently, also owns 88.4% of the issued and outstanding shares of common stock of the Manufacturer.  Yu-Chih Hsiao is the factory manager of the Manufacturer and owns 5.83% of the issued and outstanding shares of its common stock.  Min-Tsung Hsiao also owns 5.83% of the issued and outstanding shares of the Manufacturer’s common stock.

As the Manufacturer is the sole supplier of the Nano Fertilizer Products that we intend to market and distribute, to the extent that Chih-Yuan Hsiao, Yu-Chih Hsiao and Min-Tsung Hsiao participate in the management of the Manufacturer with respect to the Manufacturer’s relationship with the Company, there exists a conflict of interest regarding the affairs of the Manufacturer and the affairs of the Company.  We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering.  Chih-Yuan Hsiao, Yu-Chih Hsiao and Min-Tsung Hsiao are aware of their fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the transactions and relationships between the Company and the Manufacturer.

Revenues

We anticipate that we will receive revenue from the sale of the Nano Fertilizer Products.  The Nano Fertilizer Products will be primarily sold through resellers of fertilizers who are aware of the needs of the targeted customers. Additionally, we may target individual farmers and households.  The cost of each Nano Fertilizer Product will vary, depending on a number of factors, including the (i) amount of the Nano Fertilizer Product that is being purchased; (ii) cost of raw materials; (iii) volume of products that were generated within the same time period; (iv) usage of products; and (v) depreciation of the machines and equipment.  We anticipate the prices for the Nano Fertilizer Products will be as follows:

Number	Name	Size	Price (USD)
1	Nano Organic Compound Fertilizer-1	500g/can	$16.70
1	Nano Organic Compound Fertilizer-1	5kg/barrel	$165.00
3	Nano Low Nitrogen High Phosphorus High Potassium Compound Fertilizer	500g/can	$19.30
3	Nano Low Nitrogen High Phosphorus High Potassium Compound Fertilizer	5kg/barrel	$191.7
5	Nano High Phosphorus High Potassium Compound Fertilizer	500g/can	$19.30
5	Nano High Phosphorus High Potassium Compound Fertilizer	5kg/barrel	$191.70

As of the date of this prospectus, we have not sold any of the Nano Fertilizer Products nor have we generated any revenue from operations.  Our operations to date have been devoted primarily to development activities, e.g., formation of the Company, development of our business plan, negotiation of the Marketing Agreement with the Manufacturer and research regarding marketing and distribution methods and strategies.

Marketing

We plan to market and sell the Nano Fertilizer Products to resellers of fertilizers who are aware of the needs of the targeted customers.  Additionally, we may target individual farmers and households.

We will regularly evaluate the market response for our existing products and perform appropriate trend analysis.  We anticipate that such evaluation will be to review all sales to analyze which Nano fertilizer products are selling.  Additionally, we anticipate that we may engage one or more local marketing or advertising companies which can assist us to understand the various trends.

Upon receipt of additional funding, we will increase costs allotted for marketing and advertising and use those additional funds to expand our target markets.  We believe we can gain a greater market share of Nano fertilizer consumers by expanding our target market to supermarkets and agricultural chain stores.  At this time, we are unsure if, and when, we will receive that additional funding.

Patents, Trademarks and Licenses

Presently, the Company does not have any patents or trademarks.

Seasonality

In most regions of Asia the weather conditions, year-round (including the winter season) are suitable for numerous types of vegetables, fruit trees and floral crops, which may all benefit from the use of the Nano Fertilizer Products.  Accordingly, there will not be a greater or lesser demand from our target customers for the Nano Fertilizer Products during changing seasons.  Because the Nano Fertilizer Products can be manufactured and used year-round, we believe the variation of seasons will not have a practical effect on our operations.

Competition

The fertilizer business is characterized by vigorous competition throughout the world.  Brand recognition, price, service, quality and availability are some of the factors that impact consumers’ choices among competing products and brands.  Advertising, promotion, merchandising and the pace of new product introductions have a significant impact on consumers’ buying decisions.  We compete against a number of companies, some of which have substantially greater resources than we do.

Our principal competitors are Hsin Fang Nano Technology Ltd. and Unicat Nano Advanced Materials & Devices Technology Ltd.  We also face competition from a number of independent brands, as well as some retailers that have developed their own brands.

Our products have relatively low manufacturing costs, which allow us to offer competitive pricing to our customers.  Additionally, we believe that by providing outstanding customer service we can build customer loyalty to our brand.

12 Month Growth Strategy

 Our strategy is to maximize shareholder value by expanding operations and evaluating and cultivating new and alternative revenue generating opportunities. The Company is committed to marketing and distributing the Nano Fertilizer Products.  While a strategic and wisely executed marketing campaign is key to expanding our operations; offering new, Nano fertilizer products should position the Company in the best possible way for long term success.

We have planned our progress based on raising $200,000 through this offering. We have taken careful consideration to determine that $200,000 will be sufficient to sustain our operations for the next 12 months. In the event that we do not realize the full proceeds from this offering, we will be forced to scale back our efforts to accommodate for a reduced amount of funds. In this event, we will be required to consider the then available options to determine how to fund the shortfall.

We may not sell all 40,000,000 shares offered. There is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 40,000,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers.

In the event we do not sell all 40,000,000 shares offered, the amount of money we receive from the sale of those shares which are, in fact, purchased be minimal and may not be enough to even pay the costs of this offering.

We have planned our progress based on quarters (3 month periods) following the closing of the offering.
Specified below, following the descriptions of our goals for the respective time periods, is how we anticipate we will use the proceeds of this offering if we sell 100%, 75%, 50% and 25%, respectively, of the shares offered by this prospectus.

First 3 Months

•	Attend agricultural exhibitions and trade shows in various provinces of Asia, with the exception of Taiwan.
•	Conduct research and surveys relating to which supermarkets and retail chain stores market, promote and sell agricultural equipment and materials.
•	Develop the Company’s website.
	25%	50%	75%	100%
Offering Expenses	$3,500	$3,500	$3,500	$3,500
Business Development	$1,500	$6,500	$16,500	$26,500
Administrative Expenses	$500	$500	$500	$500
Compliance with filing requirements (accounting and legal fees)	$3,500	$3,500	$3,500	$3,500

4-6 Months

•	Target and interview distributor and sales agent prospects and discuss marketing campaign and promotions.
•	Launch promotion, marketing and advertising of the Nano Fertilizer Products in supermarkets, farmers markets, agricultural magazines and various forms of social media.
•	Develop training courses for sales agents and distributors.
•	Train sales agents and distributors.
	25%	50%	75%	100%
Offering Expenses	$3,500	$3,500	$3,500	$3,500
Business Development	$4,000	$11,500	$21,500	$36,500
Administrative Expenses	$500	$500	$500	$500
Compliance with filing requirements (accounting and legal fees)	$3,500	$3,500	$3,500	$3,500

7-9 Months

•	Train sales agents and distributors.
•	Develop sales channels for sales agents and distributors.
•	Research additional advertising and marketing channels such as local television and radio broadcasting.
•	Continue the development and testing of the Nano Fertilizer Products.
•	Hire 1-2 employees for customer support and administrative tasks.

	25%	50%	75%	100%
Offering Expenses	$3,500	$3,500	$3,500	$3,500
Business Development	$4,500	$21,500	$31,500	$46,500
Administrative Expenses	$500	$1,000	$1,000	$1,000
Compliance with filing requirements (accounting and legal fees)	$3,500	$3,500	$3,500	$3,500

10-12 Months

•	Develop a logistics center to facilitate the needs of our customers.
•	Implement additional advertising and marketing techniques.
•	Research additional channels to sell the Nano Fertilizer Products, i.e., an online platform.
	25%	50%	75%	100%
Offering Expenses	$8,250	$8,250	$8,250	$8,250
Business Development	$-	$20,000	$40,000	$50,000
Administrative Expenses	$1,000	$1,000	$1,000	$1,000
Compliance with filing requirements (accounting and legal fees)	$8,250	$8,250	$8,250	$8,250

Need for any Government Approval – Environment Laws

We are subject to evolving laws and regulations administered by governmental authorities at national, provincial and city levels, some of which are, or may be, applicable to our business.  Our operations may require us to comply with regulations relating to a comprehensive array of subjects, such as environmental protection and fire hazard control.  We believe we are currently in compliance with these laws and regulations in all material respects.  We may be required to incur significant costs to comply with these laws and regulations in the future.  Unanticipated changes in existing regulatory requirements or adoption of new requirements could have a material adverse effect on our financial condition and results of operations.

Research and Development Activities

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date.

Employees and Employment Agreements

Currently, we have no employees.  Our President, Chih-Yuan Hsiao, who, currently, devotes approximately 20 hours a week to our business, is responsible for the primary operation of our business. There is no employment or similar agreement between the Company and Mr. Hsiao.

Description of Property

We do not own any real property. Our business is presently operated from offices provided by our President, Mr. Chih-Yuan Hsiao at 10F., No. 341, Sec. 2, Wanshou Rd., Guishan Dist., Taoyuan City 333, Taiwan (Republic of China), Mr. Hsiao provides those offices free of charge and pursuant to an oral license agreement. A summary of that license agreement is attached as Exhibit 10.4 to the registration statement of which this prospectus is a part.  We consider our current office arrangement adequate and will reassess our needs based upon the future growth of the Company.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Impact of the “Penny Stock” Rules On Buying Or Selling Our Common Stock

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
•	Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Exchange Act;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
•	Contains a toll-free number for inquiries on disciplinary actions;
•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.
The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;
•	The compensation of the broker-dealer and its salesperson in the transaction;
•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	Monthly account statements showing the market value of each penny stock held in the customer’s account.
In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, our stockholders may have difficulty selling their securities.

Regulation M

Our president and a member of our board of directors, Chih-Yuan Hsiao, who will offer and sell the shares offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). In the event that we have fewer than 300 holders of record, we will voluntarily continue to file periodic reports with the SEC. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “RISK FACTORS” and elsewhere in this report. The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $130,016 from the date of inception (June 2, 2015, 2015) to March 31, 2016. The Company has not generated revenue, as the business operations have been focused on developing our business plan and market research, this raises substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company from the date of inception (June 2, 2015) through March 31, 2016. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$10,191
Total assets	$10,191

Total liabilities	80,207

Total stockholders’ equity (deficit)	(70,016)

Total liabilities & stockholders’ equity (deficit)	$10,191

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our president has agreed to lend us $400,000, which accrues no interest.  On November 19, 2015, Mr. Hsiao provided us with a written funding commitment for a 24 month line of credit in the amount of $400,000, due and payable by us on demand by Mr. Hsiao.  There is no particular notice required to be given by Mr. Hsiao regarding that demand; provided, however, such demand shall not be made earlier then November 19, 2016.  We can provide no assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on that date in which payment is demanded.  During that time that Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  As of April 30, 2016, we owed Mr. Hsiao $80,207 pursuant to that commitment.  A copy of that funding commitment is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.

Plan of Operations

During the 12 month period from the date of this prospectus, we will concentrate on the development of our operations, including obtaining the investment capital from this offering and plan to have the prices of our common stock quoted on the OTCBB.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the fiscal year ended December 31, 2015, the Company had limited operations.  As of March 31, 2016, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from a loan commitment of $400,000 from Chih-Yuan Hsiao, our president and a member of our board of directors, which commitment is for a period of 24 months from the date thereof, which date is November 19, 2016.  All amounts lent by Mr. Hsiao pursuant to that funding commitment are due and payable by us on demand by Mr. Hsiao.  There is no particular notice required to be given by Mr. Hsiao regarding that demand; provided, however, such demand shall not be made earlier than November 19, 2016.  We can provide no assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on that date in which payment is demanded.  For such time as Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  As of April 30, 2016, we owed Mr. Hsiao $80,207 pursuant to that commitment.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. As shown in the accompanying financial statements, the Company has incurred an accumulated deficit of $130,016 from the date of inception (June 2, 2015) to March 31, 2016. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. We plan to seek additional funds through private placements of our securities and/or capital contributions and loans by Chih-Yuan Hsiao, our president and a member of our board of directors. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments that might occur from this uncertainty.

The financial statements included in the registration statement of which this prospectus is a part do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Operating Results for the period June 2, 2015(date of inception) through December 31, 2015 and for the three month period ended March 31, 2016

As of the date of this prospectus, we have not sold any of the Nano Fertilizer Products nor have we generated any revenue from such operations. As of December 31, 2015, our cash and cash equivalents on hand were $10,191.

As of March 31, 2016, our cash and cash equivalents on hand were $10,191.  As of April 30, 2016, our cash and cash equivalents were $10,191.
For the first three months of 2016, our operations were limited to seeking business opportunities in connection with the marketing and distribution of the Nano Fertilizer Products.  Those operations did not require us to spend any funds.  We anticipate that for the three months beginning in April and continuing through June 2016, our operations will be limited to those same activities; and, therefore, we will spend few, if any, funds for operations.  Accordingly, for the second quarter of 2016, we believe we will need few, if any, funds to finance our operations each month.
We believe that beginning in the third quarter of 2016, we will have established sufficient business relationships which will enable us to sell and distribute the Nano Fertilizer Products.  Additionally, we believe that beginning in the third quarter of 2016, $16,000 will be required to fund our operations each month.
Revenues. For the period from June 2, 2015 (date of inception) through December 31, 2015, our revenue was $0. For the three months ended March 31, 2016, our revenue was $0.  There has been no revenue generated during the periods presented, since our operations are in the business development stage. All efforts have been in the development of our business plan.

Operating Expenses. Our operating expenses were $130,019 from June 2, 2015 (date of inception) through December 31, 2015.  These expenses are primarily professional and consulting fees in development of our business plan and legal and accounting services associated with the preparation of the registration statement of which this prospectus is a part.  Our operating expenses for the three months ended March 31, 2016, were $0.

Liquidity and Capital Resources

As of March 31, 2016, we had cash and cash equivalents of $10,191. Liabilities at March 31, 2016, totaled $80,207, and we have no material commitments. Net cash used in operations was $(130,016) from June 2, 2015 2015 (date of inception) through March 31, 2016.  Our deficiency in our use of funds will continue until such time that we can generate revenue sufficient to pay our operating and public reporting expenses.

On June 4, 2015, we sold and issued to Chih-Yuan Hsiao, our president and a member of our board of directors, 10,000 shares of our common stock, $0.0001 par value for $10 in cash.  On November 10, 2015, we sold and issued 59,990,000 shares of our common stock, $0.0001 par value to 45 individuals for a total amount of $59,990 in cash.

We are seeking investors to assist us to finance our operations.  Our cash and cash equivalents as of March 31, 2016 were $10,191.  For the first three months of 2016, our operations were limited to seeking business opportunities in connection with the marketing and distribution of products.  Those operations did not require us to spend any funds.  We anticipate that for the three months beginning in April and continuing through June 2016, our operations will be limited to those same activities; and, therefore, we believe we will spend few, if any, funds for operations.  Accordingly, for the second quarter of 2016, we believe we will need few if any funds to finance our operations each month.
We believe that beginning in the third quarter of 2016, we will have established sufficient business relationships which will enable us to sell and distribute the Nano Fertilizer Products.  Additionally, we believe that beginning in the third quarter of 2016, $16,000 will be required to fund our operations each month.
We are aware that our costs may increase and our estimates may be greater than expected. We anticipate funding our operations by the private placement of our securities and/or capital contributions loans from Chih-Yuan Hsiao.  On November 19, 2015, Mr. Hsiao provided us with a written funding commitment for 24 months in the amount of $400,000, which accrues no interest.  All amounts funded by Mr. Hsiao pursuant to that funding commitment are due and payable by us on demand by Mr. Hsiao.  There is no particular notice required to be given by Mr. Hsiao regarding that demand; provided, however, such demand shall not be made earlier then November 19, 2016.  We can provide no assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on that date in which payment is demanded.  During that time that Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  As of April 30, 2016, we owed Mr. Hsiao $80,207 pursuant to that funding commitment.  A copy of that funding commitment is attached as Exhibit 10.3 to that registration statement of which this prospectus is a part.

As of April 30, 2016, our cash and cash equivalents were $10,191.

Inflation

Inflation does not materially affect our business or the results of our operations.

Subsequent Events

There have been no subsequent events after March 31, 2016.

Off-Balance Sheet Arrangements

None.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Critical Accounting Policies

Jobs Act of 2012

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

A. Basis of Accounting
Our financial statements are prepared using the accrual method of accounting. Our financial statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company has elected a December 31 year end.

B. Basic Earnings Per Share
The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period. There are no dilutive shares outstanding. No significant realized exchange gains or losses were recorded from inception (June 2, 2015) to December 31, 2015.

C. Cash Equivalents
Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $10,191 in cash and cash equivalents at December 31, 2015.

D. Use Of Estimates And Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E. Income Taxes
Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

New Accounting Pronouncements

Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Financial Disclosure

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of incorporation, June 2, 2015, to December 31, 2015 are located in the section titled “Financial Statements”.

Directors and Executive Officers

Directors of the Company are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the Company are appointed by our Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The names and ages of our directors and executive officers are set forth below:
Directors and Executive Officers of the Company
Name	Age	Position
Chih-Yuan Hsiao	47	President and a member of the Board of Directors(1)
Ya-Ju Chang	38	Secretary and Treasurer
Yu-Chih Hsiao	45	a member of the Board of Directors(2)
Min-Tsung Hsiao	43	a member of the Board of Directors(3)
Siu Wan C. Kong	47	a member of the Board of Directors(4)
(1) Chih-Yuan Hsiao will serve as a director until the next annual shareholder meeting.
(2) Yu-Chih Hsiao will serve as a director until the next annual shareholder meeting.
(3) Min-Tsung Hsiao will serve as a director until the next annual shareholder meeting.
(4) Siu Wan C. Kong will serve as a director until the next annual shareholder meeting.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. January 30 of each year is specified in the Company's Bylaws for the annual meeting of the Company’s shareholders. The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to occur immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Backgrounds of Executive Officers and Directors

The following information sets forth the background and business experience of our directors and executive officers.

Chih-Yuan Hsiao, president and a member of our board of directors

Chih-Yuan Hsiao received his Associate Bachelor Degree in International Business from Lan Yang Institute of Technology in Taiwan in 1992.  From January 2004 to December 2008, Mr. Hsiao was the president of Lazuriton Art and Culture Co., Ltd., a business engaged in marketing and selling artwork carving products.  From January 2009 to the present, Mr. Hsiao has been the president and a member of the board of directors of Lazuriton Nano Biotechnology Co., Ltd., a Taiwanese corporation, previously defined as “the Manufacturer”, which manufactures Nano fertilizer products that we will market and distribute.  As president, Mr. Hsiao manages all operational activities, including the purchases and sales of the Nano Fertilizer Products.

Mr. Hsiao devotes approximately 20 hours per week to the affairs of the Company.

Mr. Hsiao became the president and a member of our board of directors in June 2015.  Due to Mr. Hsiao’s extensive experience in business development, operations management, and executive leadership, the Company believes he will complement its management.

Ya-Ju Chang, secretary and treasurer

Ya-Ju Chang received her Associate Bachelor Degree in Business Administration from De Lin Institute of Technology in Taiwan in 1998.  From January 2009 to January 2011, Ms. Chang worked as a sales representative for Acer Inc., a Taiwanese multinational hardware and electronics corporation, which specializes in advanced electronics in Taipei, Taiwan.  From June 2011 to the present, Ms. Chang has been an accountant and secretary for the Manufacturer.  As accountant and secretary for the Manufacturer, Ms. Chang handles the bookkeeping and assists the president of the Manufacturer with the general administrative affairs.

Ms. Chang became the secretary and treasurer of the Company in June 2015.  Due to Ms. Chang’s extensive experience in bookkeeping and administrative affairs, the Company believes she will complement its management.

Ms. Chang devotes approximately 15 hours per week to the affairs of the Company.

Yu-Chih Hsiao, a member of our board of directors

From January 2001 to December 2008, Yu-Chih Hsiao was the owner and engineer for Shengtai Engineering Ltd., a company located in Taiwan.  Shengtai Engineering Ltd. was engaged in the business of providing electrical and plumbing maintenance and repairs to households.  From January 2009 to the present, Mr. Hsiao has been the factory manager of the Manufacturer.  Mr. Hsiao’s duties as factory manager includes overseeing the operations of the factory, quality control of products and the calculation of lead time for inventory.

Mr. Hsiao became a member of our board of directors in June 2015.  Due to Mr. Hsiao’s extensive experience in the fertilizer industry and operation management, the Company believes he will complement its management.

Mr. Hsiao devotes approximately 10 hours per week to the affairs of the Company.

Min-Tsung Hsiao, a member of our board of directors

Beginning January 2005 to the present, Min-Tsung Hsiao has been the owner and engineer of Haoyi Engineering Ltd. located in Taiwan.  Haoyi Engineering Ltd. is engaged in the business of providing electrical and plumbing maintenance and repairs to households.  From January 2010, to the present, Mr. Hsiao has been the president and director of Miaotien Biotechnology Ltd, a Taiwanese corporation, which is a distributor in Taiwan of the Nano fertilizer products of the Manufacturer.  As president of Miaotien Biotechnology Ltd., Mr. Hsiao negotiates sales prices, markets and promotes those Nano fertilizer products and develops relationships with third party agents and sales representatives.

Mr. Hsiao became a member of our board of directors in June 2015.  Due to Mr. Hsiao’s extensive experience in the Nano fertilizer industry and in marketing and selling such Nano fertilizer products, the Company believes Mr. Hsiao will complement its management.

Mr. Hsiao devotes approximately 10 hours per week to the affairs of the Company.

Siu Wan C. Kong, a member of our board of directors

Siu Wan C. Kong received a marketing, sales and public relations degree from Guangzhou University in 2001, and received a second marketing, sales and public relations degree from Guangdong Zhongshan University in 2004.  From January 2004 to December 2005, Ms. Kong was a general manager for Cape Western North in North Sea City in Guangxi Province, in China.  Cape Western North is engaged in the business of real estate development.  Ms. Kong’s duties at Cape Western North included overseeing the general affairs of the Company, developing new clients and maintaining client relationships.  From January 2010 to June 2015, Ms. Kong was the chief executive officer of Investment Groups SciTechnology H.K. in Hong Kong, a company engaged in the business of investment banking.  From January 2009 to the present, Ms. Kong has been the chief executive officer of Ican Capital Inc.in Hong Kong, which is in the business of investment banking and financial planning.

Ms. Kong became a member of our board of directors in June 2015.  Due to Ms. Kong’s extensive experience in business development and financial management, the Company believes she will complement its management.

Ms. Kong devotes approximately 5 hours per week to the affairs of the Company.

Chih-Yuan Hsiao, our president and a member of our board of directors, Yu-Chih Hsiao, a member of our board of directors and Min-Tsung Hsiao, a member of our board of directors are brothers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

•	a petition under the federal bankruptcy laws or any state insolvency law that was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any joint venture in which such person was a general participant at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;
•	convicted in a criminal proceeding or is, currently, a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:
•	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
•	engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;
•	the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, for broker, leverage transaction merchant, or any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engage or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;
•	found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

•	found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
•	the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
o	any federal or state securities or commodities law or regulation; or
o	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
o	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
o	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.
No Compensation to Directors.

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Code of Ethics; Financial Expert

We do not have a Code of Ethics. We do not have a financial expert on our Board of Directors.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee.  The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers.  No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest, in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executive officers or directors.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Independence

Our Board of Directors is, currently, composed of 3 members who do not qualify and one member that qualifies as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of his or her family members has engaged in various types of business dealings with us.  In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  If our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law.  Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or until their resignation.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

Executive Compensation

Currently, our officers and directors receive no compensation for their services.  They are reimbursed for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We, also, do not, currently, have any benefits, such as health or life insurance, available to our officers and directors.

Summary Compensation

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chih-Yuan Hsiao, President and Director(1)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ya-Ju Chang, Secretary and Treasurer(2)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Yu-Chih Hsiao, Director(3)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Min-Tsung Hsiao, Director(4)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Siu Wan C. Kong, Director(5)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	There is no employment contract with Chih-Yuan Hsiao at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.
(2)	There is no employment contract with Ya-Ju Chang at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.
(3)	There is no employment contract with Yu-Chih Hsiao at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.
(4)	There is no employment contract with Min-Tsung Hsiao at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.
(5)	There is no employment contract with Siu Wan C. Kong at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation table.

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officers named in the Summary Compensation table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Employment Contracts

We do not have any employment agreements in place with our directors and officers.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL SECURITY HOLDERS

The following table lists, as of the date of this prospectus, the number of shares of common stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Beneficial Ownership

Beneficial Ownership of the Company Amount and Nature of Beneficial Ownership Percentage of Class (1)(2)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering(4)	Percent of Class Before Offering	Percent of Class After Offering (3)
Directors and Named Executive Officers
Common Stock	Chih-Yuan Hsiao 10F., No. 341, Sec. 2 Wanshou Rd., Guishan Dist. Taoyuan City 333 Taiwan (R.O.C.) President and Director	52,348,003	52,348,003	87.25%	52.35%
Common Stock	Ya-Ju Chang 10F., No. 341, Sec. 2 Wanshou Rd., Guishan Dist. Taoyuan City 333 Taiwan (R.O.C.) Treasurer and Secretary	50,000	50,000	0.08%	0.05%
Common Stock	Min-Tsung Hsiao 10F., No. 341, Sec. 2 Wanshou Rd., Guishan Dist. Taoyuan City 333 Taiwan (R.O.C.) Director	900,000	900,000	1.5%	0.9%
Common Stock	Yu-Chih Hsiao 10F., NO. 341, Sec. 2 Wanshou Rd., Guishan Dist. Taoyuan City 333 Taiwan (R.O.C.) Director	100,000	100,000	0.17%	0.1%
Total of all Directors and Officers		53,398,003	53,398,003	89%	53.4%

 (1) The percentages are based on a before-offering total of 60,000,000 shares of common stock issued and outstanding as of the date of this prospectus and assumes the 40,000,000 shares registered for sale in the offering will be sold.
(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(3) Assumes the sale of all of the 40,000,000 shares of common stock by us in the offering. The aggregate amount of shares to be issued and outstanding is 100,000,000 based upon that assumption.

Future Sales by Existing Stockholders

A total of 60,000,000 shares have been issued to our existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act of 1933. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by our existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Certain Relationships and Related Transactions

Chih-Yuan Hsiao

Chih-Yuan Hsiao is our president and a member of our board of directors. We are currently operating out of the offices provided by Mr. Hsiao, pursuant to an oral license agreement. A summary of that license agreement is attached as Exhibit 99.2 to the registration statement of which this prospectus is a part.

On November 19, 2015, Mr. Hsiao signed a written funding commitment to lend the Company as much as $400,000 to pay the operating expenses of the Company for a period of 24 months.  Any amount advanced by Mr. Hsiao pursuant to that commitment shall not accrue interest and is payable on demand.  There is no particular notice required to be given by Mr. Hsiao regarding that demand, provided, however, such demand shall be made no sooner than November 19, 2016.  We can provide no guarantee or assurance that in the event of that demand, we can pay the amount demanded, or any other amount, on the date for which payment is demanded.  For such time as Mr. Hsiao is our president or a member of our board of directors, we believe that any such demand will not be upon any unreasonable terms.  As of March 31, 2016, we owed Mr. Hsiao $80,207 pursuant to that funding commitment.  A copy of that funding commitment is included as Exhibit 10.3 to the registration statement of which this prospectus is a part.

On June 4, 2015, Chih-Yuan Hsiao, our president and a member of our board of directors purchased 10,000 shares of our common stock for $10 in cash.  On November 10, 2015, Mr. Hsiao purchased 52,338,003 shares of our common stock for $52,338 in cash.  Accordingly, Mr. Hsiao is the holder of a total of 52,348,003 shares of our common stock.

Mr. Hsiao is the president and a member of the board of directors of the Manufacturer.  Additionally, Mr. Hsiao holds 88.35% of the issued and outstanding shares of common stock of the Manufacturer.

Mr. Hsiao devotes approximately 20 hours per week to our affairs.
In addition to holding positions as president, director and shareholder of the Company, Mr. Hsiao is the president, a director and a shareholder of the Manufacturer.  Accordingly, there is a conflict of interest among Mr. Hsiao’s position with the Company and his position with the Manufacturer.  Because the Manufacturer is our sole supplier of the Nano fertilizer products that we intend to market and distribute, to the extent that Mr. Hsiao participates in the management of the Manufacturer with respect to the Manufacturer’s relationship with the Company, Mr. Hsiao will have a conflict of interest regarding the affairs of the Manufacturer and the affairs of the Company.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering.  Mr. Hsiao is aware of his fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationships between the Company and the Manufacturer.

Yu-Chih Hsiao

On November 10, 2015, Yu-Chih Hsiao, a member of our board of directors purchased 100,000 shares of our common stock for $100 in cash.

Yu-Chih Hsiao is the factory manager of the Manufacturer and holds approximately 5.83% of the issued and outstanding shares of common stock of the Manufacturer.

Mr. Hsiao devotes approximately 10 hours per week to the affairs of the Company.
Mr. Hsiao is the factory manager and a shareholder of the Manufacturer and a director and shareholder of the Company.  Accordingly, there is a conflict of interest in Mr. Hsiao’s role with the Company and his position with the Manufacturer.  As the Manufacturer is the sole supplier of the Nano Fertilizer Products that we intend to market and distribute, to the extent that Mr. Hsiao participates in the management or decision making of the Manufacturer with respect to the Manufacturer’s relationship with the Company, Mr. Hsiao will have a conflict of interest regarding the affairs of the Manufacturer and the affairs of the Company.  We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering.  Mr. Hsiao is aware of his fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationships between the Company and the Manufacturer.
Min-Tsung Hsiao

On November 10, 2015, Min-Tsung Hsiao, a member of our Board of Directors purchased 900,000 shares of our common stock for $900 in cash.

Mr. Hsiao is a holder of approximately 5.83% of the issued and outstanding shares of common stock of the Manufacturer.

Mr. Hsiao devotes approximately 10 hours per week to the affairs of the Registrant.

Mr. Hsiao is the president and a member of the board of directors of Miaotien Biotechnology Co., Ltd., a Taiwanese corporation (“Miaotien”).  Miaotien is an exclusive distributor of the Nano Fertilizer Products for the Manufacturer in Taiwan.
As Mr. Hsiao is a member of the board of directors and 1.5% shareholder of the common stock of the Company as well as a 5.83% shareholder of the common stock of the Manufacturer, there exists a possible conflict of interest in his role with the Company and the Manufacturer.  To the extent that Mr. Hsiao participates in the management of the Company or lends influence, Mr. Hsiao will have a conflict of interest regarding the affairs of the Company and the affairs of the Manufacturer.
Additionally, there exists a conflict of interest in Mr. Hsiao’s capacity as director and 1.5% shareholder of the Company and as president and director of Miaotien, a distributer of the Nano Fertilizer Products.  Although Miaotien is an exclusive distributor in Taiwan because the Company’s right to distribute the Nano Fertilizer Products in Asia is non-exclusive, there is a possibility that Miaotien may want to distribute in other areas of Asia, including those areas that the Company will serve thereby creating competition with the Company.  As a member of the board of directors for the Company and Miaotien, Mr. Hsiao, to the extent that he participates, could have influence in the decision making of both the Company and Miaotien and thus a conflict of interest.

We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering.  Mr. Hsiao is aware of his fiduciary duties to the Company and its shareholders and will make every effort to consider the best interests of the Company and its shareholders in connection with the relationships between the Company and the Manufacturer.
Chih-Yuan Hsiao, our president and a member of our Board of Directors; Yu-Chih Hsiao, a member of our Board of Directors; and Min-Tsung Hsiao, a member of our Board of Directors, are brothers.

Ya-Ju Chang

On November 10, 2015, Ya-Ju Chang, our secretary and treasurer purchased 50,000 shares of our common stock for $50 in cash.

Additionally, Ms. Chang is the accountant and secretary of the Manufacturer.

Ms. Chang devotes approximately 15 hours per week to the affairs of the Company.

Ms. Chang is the secretary and treasurer and 0.08% shareholder of the common stock of the Company and the accountant and secretary for the Manufacturer, accordingly, there exists a possible conflict of interest in his capacity with the Company and the Manufacturer.  To the extent that Ms. Chang participates in the management of the Company or lends influence, Ms. Chang may have a conflict of interest regarding the affairs of the Company and the affairs of the Manufacturer.

We do not currently have any conflicts of interest by or among our current officer, director, or advisors. We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any employees.  Presently we have one independent director, Siu Wan C. Kong. We consider independent directors to be individuals who are not employed by the Company in any capacity and who do not have any equity ownership interest in the Company. Our Board of Directors is comprised of our president, Chih-Yuan; Yu-Chih Hsiao; Siu Wan C. Kong; and Min-Tsung Hsiao. We intend to seek additional independent directors for our Board of Directors when we begin generating revenues and are able to provide compensation for our Board of Directors.

Other than as specified above, to the best of our knowledge that there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors, or any related persons or promoters.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Applicable Nevada law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Available Information

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the SEC. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

PROSPECTUS

Lazuriton Nano Biotechnology (U.S.A.) Inc.

40,000,000 SHARES
COMMON STOCK

Dealer Prospectus Delivery Obligation

Until September 11, 2016 (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of this Prospectus is June 13, 2016

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.

FINANCIAL STATEMENTS FOR
THE THREE MONTHS ENDED MARCH 31, 2016 (UNAUDITED)
AND YEAR ENDED DECEMBER 31, 2015 (AUDITED)

Contents
Page

Balance Sheets for the periods ended March 31, 2016 (unaudited) and December 31, 2015 (audited)	F-1

Statements of Operations for the three months ended March 31, 2016 (unaudited)	F-2

Statements of Cash Flows for the three months ended March 31, 2016 (unaudited)	F-3

Notes to Financial Statements for the three months ended March 31, 2016 (unaudited)	F-4 - F-7

Report of Registered Independent Auditors	F-8

Financial Statements:

Balance Sheets for the period from June 2, 2015 (Inception) through December 31, 2015 (audited)	F-9

Statements of Operations for the period from June 2, 2015, (Inception) through December 31, 2015 (audited)	F-10

Statement of Cash Flows for the Period from June 2, 2015, (Inception) through December 31, 2015 (audited)	F-11

Statements of Stockholders' Deficit for the Period from June 2, 2015, (Inception) through December 31, 2015 (audited)	F-12

Notes to Financial Statements	F-13 – F-15

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC
BALANCE SHEET

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$10,191	$10,191
Total current assets	10,191	10,191

Total Assets	$10,191	$10,191

Liabilities and Stockholders’ Deficit

Current Liabilities
Due to related parties	80,207	80,207
Total current liabilities	80,207	80,207

Stockholders' Deficit
Common stock, $0.0001 par value; 750,000,000 shares authorized, 60,000,000 shares issued and outstanding	6,000	6,000
Additional paid-in capital	54,000	54,000
Accumulated deficits	(130,016)	(130,016)
Total stockholders' deficit	(70,016)	(70,016)

Total Liabilities and Stockholders' Deficit	$10,191	$10,191

The accompanying notes to financial statements are an integral part of these statements.

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2016
(UNAUDITED)

Three Months Ended March 31, 2016

Net revenue	$-

General and administrative expenses	-

Loss from operations	-
Loss before income taxes	-

Provision for income taxes expense	-
Net loss	-

Weighted average number of shares outstanding:
Basic and diluted	60,000,000

Net loss per share:
Basic and diluted	$-

The accompanying notes to financial statements are an integral part of these statements.

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2016
(UNAUDITED)

Three Months Ended March 31, 2016

Cash Flows from Operating Activities
Net loss	$-
Net cash provided by (used in) operating activities	-

Net increase in cash and cash equivalents	-

Cash and Cash Equivalents
Beginning	10,191
Ending	$10,191

Supplemental Disclosure of Cash Flows
Cash paid during the year for:
Interest	$-

Income taxes	$-

The accompanying notes to financial statements are an integral part of these statements.

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 2016
(UNAUDITED)
NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES
Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial reporting and in accordance with instructions for Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements contained in this report reflect all adjustments that are normal and recurring in nature and considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the interim period are not necessarily indicative of the results expected for the full year.
Basis of Presentation and Organization

Lazuriton Nano Biotechnology (U.S.A.) Inc., a company in the developmental stage (the “Company”), was incorporated on June 2, 2015 in the State of Nevada. The Company has conducted limited business operations and had no revenues from operations since its inception. The Company‘s business plan is to market and distribute Nano fertilizers products.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had accumulated deficits of $130,016 as of December 31, 2015 and March 31, 2016, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking additional funds through private placements of its securities and/or capital contributions and loans by Chih-Yuan Hsiao, its president and a member of the board of directors. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income (loss) per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At March 31, 2016, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. The deferred income tax assets were $0 as of both March 31, 2016 and December 31, 2015.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. At March 31, 2016, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Reclassifications

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

Subsequent events

Management has evaluated subsequent events through April 20, 2016, the date which the financial statements were available to be issued. All subsequent events requiring recognition as of March 31, 2016 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

NOTE 2. DUE TO RELATED PARTIES

The Company has advanced funds from its officer and shareholder for working capital purposes. As of March 31, 2016, there were $80,207 advances outstanding. The Company has agreed that the outstanding balances bear 0% interest rate and are due upon demand after 30 days written notice by the officer and shareholder.

NOTE 3. INCOME TAXES

As of March 31, 2016, the Company had net operating loss carry forwards of approximately $130,016 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the three months ended March 31, 2016

For the three-months ended March 31, 2016
Federal income tax benefit attributable to:
Current Operations	$0
Less: valuation allowance	-
Net provision for Federal income taxes	$-

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following as of March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$44,205	$44,205
Less: valuation allowance	(44,205)	(44,205)
Net deferred tax asset	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

For the three-month ended March 31, 2016

Statutory tax benefit	(34)%
Permanent items	-
Change in deferred tax asset valuation allowance	34

Provision for income taxes	-%

For the three months ended March 31, 2016, the Company had no unrecognized tax benefits and related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions.

4. STOCKHOLDERS’ DEFICIT

On June 4, 2015, the Company has issued 10,000 shares of its $0.0001 par value common stock at a purchase price of $0.001 per share in a total amount of $10 from one shareholder.

On November 10, 2015, the Company has issued 59,990,000 shares of its $0.0001 par value common stock shares at a purchase price of $0.001 per share in a total amount of $59,990 from forty-five shareholders.

REPORT OF REGISTERED INDEPENDENT AUDITORS

Board of Directors
Lazuriton Nano Biotechnology (U.S.A.) Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Lazuriton Nano Biotechnology (U.S.A.) Inc. (A development stage company) (the "Company") as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period from June 2, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the period from June 2, 2015 (inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, accumulated deficit of $130,016 and has no cash flows from operations. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. These financial statements do not include any adjustments that might result from such uncertainty.

/s/ KCCW Accountancy Corp
Diamond Bar, California

April 13, 2016

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
BALANCE SHEETS

December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$10,191
Total Current Assets	10,191

Total Assets	$10,191

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Due to related parties	$80,207
Total Current Liabilities	80,207

Total liabilities	80,207

Stockholders' Deficit
Common stock, par value $0.0001 per share, 750,000,000 share authorized,
60,000,000 shares issued and outstanding	6,000
Additional paid-in capital	54,000
Deficit accumulated during development stage	(130,016)
Total Stockholders' Deficit	(70,016)

Total Liabilities and Stockholders’ Deficit	$10,191

The accompanying notes to financial statements are an integral part of these statements.

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JUNE 2, 2015 (INCEPTION)
THROUGH DECEMBER 31, 2015

Revenue	$-

General and administrative expenses	130,019

Loss from operations	(130,019)

Other income(expense)
Interest income	3
Total other income	3

Loss before income taxes	(130,016)
Provision for income taxes expense	-
Net loss	$(130,016)

Weighted average number of common shares:
Basic and diluted	14,655,352

Net loss per share:
Basic and diluted	$(0.01)

The accompanying notes to financial statements are an integral part of these statements.

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JUNE 2, 2015 ( INCEPTION) THROUGH DECEMBER 31, 2015

Cash flows from operating activities
Net loss		$(130,016)
Net cash used in operating activities		(130,016)

Cash flows from financing activities
Proceeds from issuance of common stock		60,000
Loan from officers		80,207
Net cash provided by financing activities		140,207

Net increase in cash and cash equivalents		10,191

Cash and cash equivalents
Beginning		-
Ending		$10,191

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest	$
Income tax	$

The accompanying notes to financial statements are an integral part of these statements.

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
STATEMENTS OF SHAREHOLDERS' DEFICIT
PERIOD FROM JUNE 2, 2015 (INCEPTION) TO DECEMBER 31, 2015

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at June 2, 2015 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash on June 4, 2015	10,000	1	9	-	10
Common stock issued for cash on November 10, 2015	59,990,000	5,999	53,991	-	59,990
Net loss for the period ended December 31, 2015	-	-	-	(130,016)	(130,016)
Balance at December 31, 2015	60,000,000	$6,000	$54,000	$(130,016)	$(70,016)

The accompanying notes to financial statements are an integral part of these statements.

LAZURITON NANO BIOTECHNOLOGY (U.S.A.) INC.
NOTES TO FINANCIAL STATEMENTS
 DECEMBER 31, 2015
 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES
Basis of Presentation and Organization

Lazuriton Nano Biotechnology (U.S.A.) Inc., a company in the developmental stage (the “Company”), was incorporated on June 2, 2015 in the State of Nevada. The Company has conducted limited business operations and had no revenues from operations since its inception. The Company‘s business plan is to market and distribute Nano fertilizers products.

 The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $130,016 as of December 31, 2015, and it had no revenue from operations.

The Company faces all the risks common to companies at development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking additional funds through private placements of its securities and/or capital contributions and loans by Chih-Yuan Hsiao, its president and a member of our board of directors. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Net Income (loss) per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents, and potentially dilutive securities outstanding during each period. At December 31, 2015, the Company does not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Updated No. 2014-10, "Development Stage Entities” (“ASU 2014-10”) which removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the update eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and shareholders’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

During the year ended December 31, 2015, the Company has elected to adopt ASU 2014-10. The adoption of this ASU allowed the Company to remove the inception to date information and all references to development stage.

2. DUE TO RELATED PARTIES

The Company has advanced funds from its officer and shareholder for working capital purposes. As of December 31, 2015, there were $80,207 advances outstanding. The Company has agreed that the outstanding balances bear 0% interest rate and are due upon demand after 30 days written notice by the officer and shareholder.

3. INCOME TAXES

As of December 31, 2015, the Company had net operating loss carry forwards of approximately $130,016 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the years ended December 31:

2015
Federal income tax benefit attributable to:
Current Operations	$44,205
Less: valuation allowance	(44,205)
Net provision for Federal income taxes	$-

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following as of December 31, 2015:

December 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$44,205
Less: valuation allowance	(44,205)
Net deferred tax asset	$-

 The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

2015

Statutory tax benefit	(34)%
Nondeductible/nontaxable items	-%
Change in deferred tax asset valuation allowance	34%
Provision for income taxes	-%

For the year ended December 31, 2015, the Company had no unrecognized tax benefits and related interest and penalties expenses. Currently, the Company is not subject to examination by major tax jurisdictions.

4. STOCKHOLDER’S DEFICIT

On June 4, 2015, the Company has issued 10,000 shares of its $0.0001 par value common stock at a purchase price of $0.001 per share in a total amount of $10 from one shareholder.

On November 10, 2015, the Company has issued 59,990,000 shares of its $0.0001 par value common stock shares at a purchase price of $0.001 per share in a total amount of $59,990 from forty-five shareholders.

5. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 13, 2016, the date which the financial statements were available to be issued.  All subsequent events requiring recognition as of December 31, 2015 have been incorporated into these consolidated financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”